As filed with the Securities and Exchange Commission on ______ __, 1999
                                              Registration No.  333 ____________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             BIO-AQUA SYSTEMS, INC.
                 (Name of Small Business Issuer in its Charter)

              FLORIDA                          ____                            65-0926223
     (State or jurisdiction of      (Primary Standard Industrial           (I.R.S. Employer
   incorporation or organization)   Classification Code Numbers)           Identification No.)

1900 Glades Road, Suite 351
Boca Raton, Florida 33431                                          1900 Glades Road, Suite 351
(561) 416-8930                                                       Boca Raton, Florida 33431
(Address and Telephone Number of                    (Address of Principal Place of Business or
Principal Executive Offices)                             Intended Principal Place of Business)


                                   David Mayer
                             BIO-AQUA SYSTEMS, INC.
                           1900 Glades Road, Suite 351
                            Boca Raton, Florida 33431
                                 (561) 416-8930
            (Name, address and telephone number of agent for service)

                                   Copies to:
Charles B. Pearlman, Esq.                                               Walter J. Stanton III, Esq.
Brian A. Pearlman, Esq.                                                     Nancy J. Van Sant, Esq.
Atlas, Pearlman, Trop & Borkson, P.A.        Sacher, Zelman, Stanton, Paul, Beiley & Van Sant, P.A.
200 East Las Olas Boulevard, Suite 1900                            1401 Brickell Avenue, Suite 700
Fort Lauderdale, Florida 33301                                                 Miami, Florida 33131
Telephone (954) 763-1200                                                   Telephone (305) 371-8797
Facsimile  (954) 766-7800                                                  Facsimile (305) 374-2605


Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box: [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering: [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ X ]

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

                                          CALCULATION OF REGISTRATION FEE

======================================================================================================================
          Title of Each Class of                   Amount            Proposed               Proposed       Amount of
        Securities to be Registered                to be              Maximum               Maximum       Registration
                                                Registered        Offering Price           Aggregate          Fee
                                                                   per Security        Offering Price(1)
----------------------------------------------------------------------------------------------------------------------
Class A Common Stock                            1,610,000(2)           $4.250              $6,842,500        $1,902.21
----------------------------------------------------------------------------------------------------------------------
Warrants                                        1,610,000(3)            $.150                $241,500           $67.14
----------------------------------------------------------------------------------------------------------------------
Class A Common Stock issuable
upon exercise of the Warrants                   1,610,000(4)           $6.250             $10,062,500        $2,797.37
----------------------------------------------------------------------------------------------------------------------
Representative's Warrants                         140,000(5)           $0.001                    $140             $.04
----------------------------------------------------------------------------------------------------------------------
Class A Common Stock                              140,000(6)           $6.375                $892,500          $248.11
----------------------------------------------------------------------------------------------------------------------
Warrants issuable upon the exercise of
the Representative's Warrants                     140,000(7)            $.225                 $31,500            $8.76
----------------------------------------------------------------------------------------------------------------------
Class A Common Stock issuable upon
the exercise of the Representative's
Warrants                                          140,000(8)           $9.375              $1,312,500          $364.88
----------------------------------------------------------------------------------------------------------------------
TOTAL                                                                                     $19,383,140        $5,388.51
======================================================================================================================

(1) Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended (the "Act").

(2) Includes 210,000 shares of Class A Voting Common Stock ("Class A Common Stock") issuable pursuant to the Underwriter's over-allotment option ("Over-Allotment Option").

(3) Includes 210,000 Redeemable Common Stock Purchase Warrants ("Warrants") issuable pursuant to the Over-Allotment Option.

(4) Represents shares of Class A Common Stock issuable upon exercise of the Warrants registered hereby together with such additional indeterminate number of shares as may be issued upon exercise of such Warrants by reason of the anti-dilution provisions contained therein.

(5) Includes 140,000 Representative's Purchase Warrants ("Representative's Warrants").

(6) Represents shares of Class A Common Stock issuable upon exercise of the Representative's Warrants, together with such additional indeterminate number of shares of Class A Common Stock as may be issued upon exercise of such Representative's Warrants by reason of the anti-dilution provisions contained therein.

(7) Represents Warrants issuable upon exercise of the Representative's Warrants, together with such additional indeterminate number of Warrants as may be issued by reason of the anti-dilution provisions contained therein.

(8) Represents shares of Class A Common Stock issuable upon exercise of the Warrants included within the Representative's Warrants, together with such additional indeterminate number of shares of Class A Common Stock as may be issued upon exercise of such Warrants by reason of the anti-dilution provisions contained therein.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

                   SUBJECT TO COMPLETION, DATED _____ __, 1999

                             BIO-AQUA SYSTEMS, INC.
                  1,400,000 Shares of Class A Common Stock and
               1,400,000 Redeemable Common Stock Purchase Warrants

Bio-Aqua Systems, Inc. is offering ("Offering") 1,400,000 shares of Class A Voting Common Stock, par value $.0001 ("Class A Common Stock") at $4.25 per share and 1,400,000 Redeemable Common Stock Purchase Warrants ("Warrants") at $.15 per Warrant. Our Class A Common Stock and our Warrants are being offered separately and not as units, and each is separately transferable. Each Warrant entitles the holder to purchase one share of Class A Common Stock at $6.25 per share (subject to adjustment) during the five-year period commencing on the date of this Prospectus (the "Effective Date"). Our Warrants are redeemable by Bio-Aqua Systems, Inc. commencing twelve (12) months following the Effective Date for $.15 per Warrant subject to prior exercise of the Warrant, if the closing bid price for our Class A Common Stock has been at least $8.50 per share for thirty (30) consecutive trading days. See "Description of Securities."

Prior to this Offering, there has been no public market for our Class A Common Stock, our Warrants or our shares of Class A Common Stock underlying our Warrants (collectively the "Securities") and we cannot assure that any market will develop or if developed, that it will be sustained. The initial public offering prices of our Class A Common Stock and our Warrants and the exercise price and other terms of our Warrants were determined through negotiations between Bio-Aqua Systems, Inc. and Emerson Bennett & Associates, Inc. the representative ("Representative") of the Underwriters ("Underwriters") and are not related to Bio-Aqua Systems, Inc.'s assets, book value, financial condition or other recognized criteria value. Bio-Aqua Systems, Inc. has applied for the inclusion of our Class A Common Stock and our Warrants on the National Association of Securities Dealers Automated Quotation System ("Nasdaq") SmallCap Market under the symbols "FISH," and "FISHW," respectively.

SEE "RISK FACTORS" COMMENCING ON PAGE 5 FOR CERTAIN CONSIDERATIONS RELEVANT TO AN INVESTMENT IN OUR CLASS A COMMON STOCK AND OUR WARRANTS.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

====================================================================================================================
                                                      Price to           Underwriting             Proceeds to
                                                       Public            Discounts(1)      Bio-Aqua Systems, Inc.(2)
--------------------------------------------------------------------------------------------------------------------
Per share of Class A Common Stock                     $4.25                 $.425               $3.825
--------------------------------------------------------------------------------------------------------------------
Per Warrant                                           $.15                  $.015               $.135
--------------------------------------------------------------------------------------------------------------------
Total(3)                                              $6,160,000            $616,000            $5,544,000
====================================================================================================================

(See next page for footnotes)

The Securities are being offered by the Underwriters on a firm commitment basis, subject to prior sale, when, as and if delivered to and accepted by the Underwriters, and subject to approval of certain legal matters by their counsel and to certain other conditions. The Underwriters reserve the right to withdraw, cancel or modify this Offering without notice and to reject any order in whole or in part. It is expected that delivery of our Class A Common Stock and our Warrants will be made against payment therefor at the offices of the Representative at 6261 Northwest 6th Way, Fort Lauderdale, Florida 33309 on or about ____________, 1999.

                       Emerson Bennett & Associates, Inc.
                 The date of this Prospectus is __________, 1999

(1) Does not include additional compensation payable to the Representative in the form of (i) a non-accountable expense allowance equal to 3% of the gross proceeds of the Offering ($184,800 or $212,520 if the Over-Allotment Option is exercised) of which $30,000 has been paid to date; (ii) Representative's Purchase Warrants ("Representative's Warrants") to purchase 140,000 shares of Class A Common Stock and 140,000 Warrants for a four-year period commencing one year from the Effective Date at an exercise price of 150% of the initial public offering price for our Class A Common Stock ($6.375 per share) and our Warrants ($.225 per Warrant), subject to adjustment, and (iii) a three-year financial consulting fee in the amount of $100,000, payable at the closing. In addition, Bio-Aqua Systems, Inc. has granted the Representative certain registration rights with respect to registration of the shares of Class A Common Stock and Warrants underlying the Representative's Warrants and the shares of Class A Common Stock issuable upon the exercise of the Representative's Warrants, and has agreed to indemnify the Underwriters against certain liabilities, including liabilities arising under the Securities Act of 1933, as amended (the "Act"). See "Underwriting."

(2) Before deducting expenses payable by Bio-Aqua Systems, Inc. estimated at $475,000, not including the Representative's non-accountable expense allowance.

(3) Bio-Aqua Systems, Inc. has granted the Underwriters (or the Representative, individually at its option) an option (the "Over-Allotment Option"), exercisable within 45 days from the date of this Prospectus, to purchase up to 210,000 additional shares of Class A Common Stock and up to 210,000 additional Warrants at an exercise price of $4.25 per share and $.15 per Warrant, solely to cover over-allotments, if any. If the Over-Allotment Option is exercised in full, the total Price to Public, Underwriting Discounts, and Proceeds to Bio-Aqua Systems, Inc. will be $7,093,000, $709,300, and $6,383,700, respectively. See "Underwriting."

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF BIO-AQUA SYSTEMS INC.'S CLASS A COMMON STOCK AND WARRANTS, INCLUDING STABILIZING TRANSACTIONS EFFECTED IN ACCORDANCE WITH RULE 104 OF REGULATION M PURSUANT TO WHICH PERSONS MAY BID FOR OR PURCHASE OF COMMON STOCK FOR THE PURPOSE OF STABILIZING ITS MARKET PRICE. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

IN CONNECTION WITH THIS OFFERING, CERTAIN UNDERWRITERS (AND SELLING GROUP MEMBERS) MAY ENGAGE IN PASSIVE MARKETING MAKING TRANSACTIONS IN CLASS A COMMON STOCK AND WARRANTS ON NASDAQ IN ACCORDANCE WITH RULE 103 OF REGULATION M. SEE "UNDERWRITING."

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                               PROSPECTUS SUMMARY

         You should read the following summary together with, the more detailed information and the Financial Statements (the "Financial Statements"), including the notes thereto, appearing elsewhere in this Prospectus. Unless otherwise indicated, all information in this Prospectus (i) assumes no exercise of the Over-Allotment Option, our Warrants, the Representative's Warrants, the securities underlying the Representative's Warrants, or the issuance of up to an aggregate of 300,000 shares of Class A Common Stock reserved for issuance under Bio-Aqua Systems, Inc.'s Stock Option Plan (See "Management--Incentive and Non-Qualified Stock Options Plan); (ii) assumes a public offering price of $4.25 per share of Class A Common Stock and $.15 per Warrant; and (iii) gives effect as of the Closing of this offering to two stock purchase agreements whereby (i) Flagship Import Export Corporation ("Flagship"), a Bahamian company, will own 1,529,910 shares and Atik S.A. ("Atik"), a Chilean corporation, will own 169,990 shares, totaling 1,699,900 shares of the Company's Class B Common Stock, par value $.0001 ("Class B Common Stock") and, simultaneously therewith, (ii) the Company shall purchase Flagship's and Atik's combined 99.9% interest in Tepual S.A. See "Business - Background" and "Certain Relationships and Related Transactions." All amounts are in U.S. Dollars except as otherwise specifically noted. The terms the "Company," "we," "our" and "us" refer to Bio-Aqua Systems, Inc. and Tepual S.A. and assumes the transfer of Inual S.A. assets and Tepual S.A. assets to Bio-Aqua Systems, Inc. The term "you" refers to a prospective investor.

                                   The Company

         Bio-Aqua Systems, Inc. was organized in March 1999 as a holding company to acquire a 99.9% interest in Tepual, S.A. ("Tepual"), a Chilean corporation established in 1982 with its principle offices in Santiago, Chile. Since inception, our major source of revenue has been generated through the branded sale of various products for animal nutrition, including fish meal, feather meal and krill meal. These products are sold worldwide as a nutrient additive principally for farmed fish and poultry raised for human consumption with the recognition that there is a direct correlation between the health of the animals raised for human consumption and the consumer. We sell these products under the "Tepual(TM)" and "Inual(TM)" brands which brands we believe have been recognized by users of animal nutrition products as one of the leading purveyors of animal nutrient products. Our success in this area has been predicated on our ability to certify to nutrient levels and ecological standards of fish and feather meal. We have more than 100 customers in our fish meal, feather meal and krill meal business in approximately 25 countries, which accounted for approximately 85% of our revenues as of March 31, 1999.

         Recently, by virtue of our relationships with our suppliers and customers, we have identified specific problems relating to farmed fish and poultry. Together with cooperative relationships with academic, private and government research institutions, we have engaged in research and development programs to find commercially viable solutions for feed and food producers as follows:

         -        Automatic Control for Fish Meal Processing
         -        Salmon and Shrimp Immune Stimulants
         -        Poultry Vaccines
         -        Red Tide Detection and Cleansing Equipment

         Our strategy is to continue to expand as a niche participant in the worldwide specialized animal feed and immunology market by capitalizing on the commercialization of our research and development expertise.

         Our principal executive offices are located at General Ekdhal 159, Santiago, Chile. Our U.S. offices are located at 1900 Glades Road, Suite 351, Boca Raton, Florida 33431, and our telephone number is (561) 416-8930. Our fiscal year end is December 31.

                                  The Offering
Class A Common Stock Offered.........................     1,400,000 shares
Warrants Offered.....................................     1,400,000 Warrants
Shares of Class A Common Stock
    Underlying Warrants..............................     1,400,000 shares
Class A Common Stock Outstanding:
    Before the Offering..............................          86,294
    After the Offering...............................     1,486,294
Class B Common Stock Outstanding
    Before the Offering..............................     1,700,000(1)
    After the Offering...............................     1,700,000
Warrants Outstanding:
    Before the Offering..............................     None
    After the Offering...............................     1,400,000
Use of Proceeds......................................     The net proceeds of this Offering will be approximately
                                                          $4,959,000, which will be used as follows: (1) $1,500,000 for reduction in bank loans; (2) $400,000 for purchase of Inual(TM)
                                                          and Tepual(TM)brands; (3) $700,000 for development of red tide consumer detection and testing kit; (4) $550,000 for
                                                          development of shrimp immune stimulants and additional
                                                          research and development of salmon immune stimulants; (5)
                                                          $450,000 for additional research and development of poultry vaccines; (6) $150,000 for repayment of bridge loans; and (7)
                                                          $1,209,000 for working capital.
Risk Factors.........................................     See "Risk Factors" commencing on page 5 for certain
                                                          considerations relevant to an investment in the Securities.
Proposed Nasdaq Symbols
    Class A Common Stock.............................     FISH
    Warrants.........................................     FISHW

--------------
(1) The Class B Common Stock is identical to our Class A Common Stock, except that holders of Class B Common Stock are entitled to five (5) votes for each share of Class B Common Stock held. Upon sale or other disposition, the shares of Class B Common Stock may be converted, at the option of the holders, into shares of Class A Common Stock on a one- share for one share basis. Upon such conversion, the super-voting rights with respect to such shares will terminate.

                                  RISK FACTORS

In addition to the other information presented in this Prospectus, the following risk factors should be considered carefully prior to making a business decision and before purchasing the Common Stock and Warrants offered hereby. This Prospectus contains forward looking statements that involve risks and uncertainties. Our actual results may differ materially from the results discussed in the forward looking statements. Factors that might cause such a difference include, but are not limited to, those discussed in "Risk Factors" and elsewhere in this Prospectus.

Risks Associated with Change in Business Strategy/Risks of Expansion and Development. To date, we have engaged in little or no commercial business outside of brokerage of fish meal, feather meal and krill meal. There is no assurance that all or any of our new business divisions will be profitable. See "Business." Results of operations in the future will be influenced by numerous factors including technological developments, regulatory impediments, increases in expenses associated with sales and marketing growth, market acceptance, maintenance of quality control and the ability of the Company to control costs. See "Business."

Limited Use of Technology and Commercialization. Animal pathogens in general are unique to specific regions. Vaccines for poultry in Peru and Chile and immune stimulants for farmed salmon in Chile that we have produced are developed to combat specific diseases to the region in which these bacterial and viral strains are found. Although we plan to pursue research and development projects for these products outside of Chile and Peru, current vaccines and immune stimulants are limited to use in these countries. Therefore there can be no assurances that such vaccines and stimulants will be accepted, effective, or approved outside Peru or Chile. We anticipate that our paralytic shellfish poisoning red tide detection kit will be available for sale during the first quarter of 2000. Our red tide cleansing kit system is still in the preliminary stages of product development and we anticipate that it will not be ready for commercial sale for approximately two (2) years. There cannot be any assurances that either of our red tide products will be commercially viable on a large scale basis. See "Business."

Limited Patents and Technology Licenses. All of our current patents and patent applications are limited in scope to specific areas of application. Patent protection for our poultry vaccines is limited to Chile and currently only protects our Chilean vaccine for bronchitis infection. We intend to patent our other Chilean vaccines; however, as of the date of this offering, we have not filed nor received patent protection for any of these other Chilean vaccines. As of the date of this offering we do not have any patent protection for our immune stimulants. We have applied for patent protection for our red tide paralytic shellfish poisoning detection kit (antitoxin test kit) and our red tide paralytic shellfish poisoning detoxification process. These patent applications have been made in the United States, Chile, Canada and the European Community. An additional patent application for red tide paralytic shellfish poisoning detoxification has been filed in Australia. We have also applied for patent protection in Chile for a procedure to obtain krill oil. We have not received any confirmation of our applications as of the date of this offering. We cannot provide any assurances that we will obtain patent protection for these procedures and technologies or retain patent protection for any of our other products or technology in the future. In addition, the legal and other costs of obtaining patent protection in any other country or on an international basis may exceed our financial capabilities, therefore, we may have to limit our patent applications.

Our trademark protection is limited. We currently have trademark protection over the "Tepual" and "Inual" brands in Chile, Colombia, Taiwan, China, Ecuador, Mexico, Japan, Peru, Namibia and South Africa. As of the date of this offering, we have not applied for further trademark protection. We plan to apply for international trademark protection for Tepual and Inual, however, we can not provide any assurances that we will make or receive international trademark protection in the future.

Brokerage Risks. Our business, as a broker, the purchasing and reselling of fish meal, feather meal and krill meal is subject to the risks and uncertainties associated with the worldwide supply and demand for these products. Outside forces, beyond our control, such as weather, development of alternative feed sources, animal diseases, government regulations, restrictive quota, trade policies, supply constraints, and general economic conditions may impact our brokerage business.

Customer Concentration. One of our customers currently accounts for approximately 20% of our fish meal sales. Accordingly, the loss of this customer could materially and adversely affect our business as a broker and trader of fish meal.

Lack of Product Liability Insurance. We do not currently have any product liability insurance in effect which in the event of any legal action by third parties could result in significant legal defense fees as well as damages for liability. While we may seek to obtain such insurance in the future, the cost may exceed our financial capabilities. Therefore, we may have to rely on unrelated companies to whom we may license our products to provide such liability insurance. There can be no assurances that we will be able to obtain product liability insurance or that companies to whom we license our products will have or will be able to obtain product liability insurance.

Significant Competitive Activity. We face intense competition in all areas of our business from other companies who have far greater financial and marketing resources than us. This is especially true in the area of immune stimulants, poultry vaccines and red tide and our ongoing research and development in the aquaculture and animal feed industry, where there may be other companies and/or governments with greater resources developing similar products. As Chile continues to enter into additional trade initiatives with foreign countries, the number of foreign businesses that will operate in Chile, will likely grow, resulting in an increase in our competition.

Regulatory Compliance/Government Regulation. Our vaccines are subject to regulatory compliance within the countries in which they are manufactured and distributed. Our vaccines are currently approved by the Peruvian government, and we received re-approval from the Chilean government on June 22, 1999. While we are in compliance with Peruvian regulations and Chilean regulations, the enactment of stricter laws or regulations, or the implementation of more aggressive enforcement policies could adversely affect our operations or financial conditions.

While our immune stimulants are comprised of natural products and our management believes our immune stimulents are not regulated by the Chilean government, there can be no assurances that this product will not be regulated in the future by the Chilean government or any government in which we seek to market this product or markets in which salmon that have received immune stimulants are sold.

Our present and future operations in red tide detection and cleansing may be subject to regulation by agencies that administer laws governing health, safety and the protection of the environment, including, but not limited to, the U.S. Food and Drug Administration (the "FDA") and the United States Department of Agriculture (the "USDA") or any other government agency in which we may seek to distribute our products. There can be no assurances that such governmental agencies, if required, will grant approval.

Control by Management. Prior to this Offering, Max Rutman, our Chief Executive Officer ("CEO"), President, and Chairman of the Board of Directors owned, directly or indirectly, approximately 80% and held the right to vote 99.9% of our outstanding capital stock. After this Offering, Mr. Rutman will, directly or indirectly, own approximately 53.2% of the outstanding capital stock, which represents the right to vote 85% of our outstanding capital stock. See "Principal Shareholders" and "Description of Securities." Holders of Class B Common Stock (of which Mr. Rutman currently owns or controls all outstanding shares) are entitled to five (5) votes for each share of Class B Common Stock held, and directors are elected by plurality vote. Accordingly, Mr. Rutman will control the election of directors as well as the other affairs of the Company for the foreseeable future. See "Management" and "Principal Shareholders."

Dependence on Third Party Manufacturers. We have contracted with Biosur S.A.C., a Peruvian company, to manufacture and produce our Peruvian poultry vaccines. We have also entered into a joint venture with R-Biopharm GmbH Research, a German company, to manufacture a Paralytic Shellfish Poisoning (PSP) red tide detection kit. While we have entered into agreements with these companies, there can be no assurance that such contracts will be fulfilled or that internal problems within these third parties will not affect production or productivity in the future. While we believe that such third parties have the ability to meet production requirements, there can be no assurances that these third parties will meet or satisfy their contractual obligations. We believe we can obtain similar services from other companies, however, the losses of one of these contracts may have a negative impact on our results of operations.

We also rely on numerous buyers for our brokerage of fish meal, feather meal and krill meal. While we do not believe that the loss of any one supplier or buyer would have a material adverse effect upon this line of business, our continued success in the brokerage and trading industry will depend in part on our ability to maintain relationships with existing suppliers and buyers. There can be no assurances that these relationships will continue to be maintained. See also

"Brokerage Risks" as to additional risk factors in relation to the impact of outside forces on availability of fish used for fish meal and krill used for krill meal.

Dependence on Key Personnel. Our success is highly dependent upon the continued services of Mr. Max Rutman who continues to devote substantially all of his time to our business. Although we currently have a 3 year employment agreement through our subsidiary, Tepual, with Mr. Rutman for his services, the loss of his services could have a material adverse effect on our business. We intend to obtain a $1,000,000 key man life insurance policy, of which we will be the beneficiary, on the life of Mr. Rutman, as soon as practicable following the Effective Date.
See "Management."

With the implementation of our business strategy, it may become necessary for us to hire additional experienced professionals to meet our expanding needs. We intend to use our existing staff and may hire new personnel, as required. While we believe that our current staff will be sufficient for our present research and development projects, it may be necessary to hire additional experienced professionals. While we believe that by offering competitive salaries and benefit packages, we will be able to solicit and hire qualified individuals, no assurances can be made that such individuals will accept employment or will continue to be employed by us, or that qualified individuals will always be available to us when needed.

Discretion in Use of Proceeds; Assets to Be Held Outside the United States. We presently intend to use the net proceeds from this Offering for the purposes set forth in "Use of Proceeds." We reserve the right to use the funds obtained from this Offering for other purposes not presently contemplated which it deems to be in our best interest and the best interest of our shareholders in order to address changed circumstances and opportunities. As a result of the foregoing, our success will be substantially dependent upon the discretion and judgment of our management with respect to the application and allocation of the net proceeds of the Offering. As investors in the Securities offered hereby you will be entrusting your funds to our management, upon whose judgment and discretion you must depend, with only limited information concerning management's specific intentions.

Additionally, while Bio-Aqua is a U.S. corporation, it is a holding company for Tepual, a Chilean corporation. For the foreseeable future, substantially all of our assets will be held or used outside the United States (primarily in Chile), and approximately 92% of the net proceeds from this Offering will used in Chile. See "Use of Proceeds." Enforcement by investors of civil liabilities under the U.S. Federal securities laws may adversely be affected by the fact that while Bio-Aqua is located in the U.S., our principal subsidiary is located in Chile. Our current executive officers, directors (excluding David Mayer) and management are residents of Chile, and substantially all of our assets and the assets of our executive officers, directors and management are located outside the United States.

Immediate and Substantial Dilution. This Offering will result in immediate dilution of approximately $2.09 per share to new investors of Class A Common Stock, without giving effect to the exercise of our Warrants, the Over-Allotment Option, the Representative's Warrants, or the issuance of up to an aggregate of 300,000 shares of Class A Common Stock reserved for issuance under our Stock Option Plan (the "Plan"). See "Dilution" and "Management - Incentive and Non-Qualified Stock Option Plan."

No Dividends Anticipated to be Paid. While Tepual has previously paid dividends to its shareholders, we do not anticipate paying dividends in the foreseeable future. The future payment of dividends is directly dependent upon our future earnings, our financial requirements and other factors to be determined by our Board of Directors. See "Dividend Policy."

Current Prospectus and State Blue Sky Registration Required to Exercise Warrants. Holders of our Warrants will have the right to exercise our Warrants to purchase shares of Class A Common Stock only if a current prospectus relating to such shares is then in effect and only if the shares have been qualified for sale under the securities laws of the applicable state or states. We have undertaken to use our best efforts to file and keep effective a current prospectus which will permit the purchase and sale of our Warrants and our Class A Common Stock underlying Warrants, but there can be no assurances that we will be able to do so. Although we have undertaken to use our best efforts to qualify for sale our Warrants and the shares of Class A Common Stock underlying our Warrants in those states in which the Securities are to be offered, no assurance can be given that such qualifications will occur. Our Warrants may lose, or be of no value, if a prospectus covering the shares issuable upon the exercise thereof is not kept current or if such underlying shares are not, or cannot be, registered in the applicable states. See "Description of Securities."

Redeemable Warrants and Impact on Investors. Our Warrants are subject to redemption in certain circumstances. The exercise of this right would force a holder of our Warrants to exercise our Warrants and pay the exercise price at a time when it may be disadvantageous for the holder to do so, to sell our Warrants at the then current market price when the holder might otherwise wish to hold our Warrants for possible additional appreciation, or to accept the redemption price, which is likely to be substantially less than the market value of our Warrants in the event of a call for redemption. Holders who do not exercise their Warrants prior to redemption by us will forfeit their right to purchase the shares of Class A Common Stock underlying our Warrants. The foregoing notwithstanding, we may not redeem our Warrants at any time that a current registration statement under the Act is not then in effect. Any redemption of our Warrants during the one-year period commencing on the Effective Date shall require the written consent of the Representative. See "Description of Securities - Warrants."

Representative's Potential Influence on the Company and the Market. Pursuant to the terms of the Underwriting Agreement between us and the Representative, the Representative has the right to designate a member to our Board of Directors for a period of three years from the Effective Date, such member to be reasonably acceptable to our management. The ability to designate a member to our Board of Directors will provide the Representative with a certain amount of continuing influence over our business and operations, even though such single designee will constitute a minority of the Board of Directors.

Additionally, it is anticipated that a significant amount of our Class A Common Stock and Warrants will be sold to customers of the Representative. Although the Representative has advised us that it intends to make a market in our Class A Common Stock and our Warrants, it will have no legal obligation to do so. The prices and the liquidity of our Class A Common Stock and our Warrants may be significantly affected by the degree, if any, of the Representative's participation in the market. If it participates in the market, the Representative may influence the market, if one develops, for the Securities. Such market-making activity may be discontinued at any time. Moreover, if the Representative sells the securities issuable upon the exercise of the Representative's Warrants or acts as a warrant solicitation agent for our Warrants, it may be required under the Securities Exchange Act of 1934, as amended, to temporarily suspend its market-making activities. The prices and liquidity of the Securities may be significantly affected by the degree, if any, of the Representative's participation in such market. See "Underwriting."

Possible Applicability of Rules Relating to Low-Priced Stocks; Possible Failure to Qualify for NASDAQ SmallCap Market Listing. The Securities and Exchange Commission (the "Commission") has adopted regulations which generally define a "penny stock" to be any equity security that has a market price (as defined) of less than $5.00 per share, subject to certain exceptions. Upon completion of this Offering, the shares of Class A Common Stock offered hereby may be deemed to be "penny stocks" and thus will become subject to rules that impose additional sales practice requirements on broker/dealers who sell such securities to persons other than established customers and accredited investors, unless our Class A Common Stock is listed on Nasdaq. Consequently, the "penny stock" rules may restrict the ability of broker/dealers to sell the Securities and may affect the ability of purchasers in this Offering to sell the Securities in a secondary market. See "Underwriting."

New maintenance standards for the Nasdaq SmallCap Market require at least $2,000,000 in net tangible assets (total assets less total liabilities and goodwill) or $500,000 in net income in two of the last three years, a public float of at least 500,000 shares, a $1,000,000 market value of public float, a minimum bid price of $1.00 per share, at least two market makers, at least 300 shareholders and at least two outside directors. If we are or become unable to meet the initial or continuing listing criteria of the Nasdaq SmallCap Market and are never traded or become delisted therefrom, trading, if any, in our Class A Common Stock and Warrants would thereafter be conducted in the over-the-counter market on the OTC Electronic Bulletin Board. In such an event, the market price of our Class A Common Stock and Warrants may be adversely impacted and an investor may find it difficult to dispose of, or to obtain accurate quotations as to the market value of our Class A Common Stock.

Shares Eligible for Future Sale and Registration Rights. All of the shares of Class A Common Stock and Class B Common Stock (collectively the "Common Stock") held by our existing shareholders immediately prior to the Effective Date are "restricted securities", as that term is defined under the Act, and may only be sold pursuant to a registration statement or in compliance with Rule 144 under the Act or other exemption from registration. Rule 144 provides that a person holding restricted Class A Common Stock for a period of one year may sell such securities during any three month period, subject to certain exceptions, in amounts equal to the greater of one percent (1%) of our outstanding Class A Common Stock or the average weekly trading volume of our Class A Common Stock during the four calendar weeks prior to the filing of the required Form 144. Rule 144 also permits, under certain circumstances, the sale of shares without any quantity limitation by a person who is not our affiliate and who has satisfied a two year holding period. Upon the sale of our Class A Common Stock offered hereby, we will have 1,486,294 shares of Class A Common Stock (1,696,294 shares of Class A Common Stock if the Over-Allotment Option is exercised) and 1,700,000 shares of Class B Common Stock issued and outstanding, of which 86,294 shares of Class A Common Stock and all of the shares of Class B Common Stock are "restricted securities."

Shares of Class B Common Stock held by our existing shareholders immediately prior to the Effective Date and any other securities issued for a period of twelve months from the Effective Date (other than those offered hereby, including the underlying securities, the Representative's Warrants and the underlying securities thereto), are subject to a 24-month lock-up period and then are subject to SEC Rule 144 ("Rule 144"). 35,294 shares of Class A Common Stock issued in connection with a loan made to us by unrelated third parties in the principal amount of $150,000 (the "Bridge Financing") are subject only to a six month lock-up period or Rule 144. See "Bridge Financing." The lock-up periods begin on the Effective Date and are subject to early termination at the sole discretion of the Representative. The Representative does not have a general policy with respect to the release of these shares prior to the expiration of the lock-up. See "Underwriting." After expiration of the lock-up periods, all outstanding shares of Class A Common Stock will be eligible for sale under Rule 144. The availability for sale of substantial amounts of Class A Common Stock subsequent to this Offering could adversely affect the prevailing market price of our Class A Common Stock and could impair our ability to raise additional capital through the sale of its equity securities. See "Principal Shareholders," and "Shares Eligible for Future Sale."

Exercise of Representative's Warrants. In connection with this Offering, we will sell to the Representative, for nominal consideration, Representative's Warrants to purchase 140,000 shares of Class A Common Stock and 140,000 Warrants (or 161,000 shares of Class A Common Stock and 161,000 Warrants, assuming exercise of the Over-Allotment Option). The Representative's Warrants will be exercisable commencing twelve months after the Effective Date for a period of four years at an exercise price of 150% of the price at which our Class A Common Stock and Warrants are sold to the public hereunder. For the term of the Representative's Warrants, the holders thereof will have, at nominal cost, the opportunity to profit from a rise in the market price of the Securities without assuming the risk of ownership, with a resulting dilution in the interest of other security holders. As long as the Representative's Warrants remain unexercised, our ability to obtain additional capital might be adversely affected. Moreover, the Representative may be expected to exercise the Representative's Warrants at any time when we would, in all likelihood, be able to obtain any needed capital through a new offering of its securities on terms more favorable than those provided in the Representative's Warrants. See "Underwriting."

We have agreed that, at the request of the holders of the Representative's Warrants, under certain circumstances, it will register under state securities laws the Representative's Warrants and/or the securities issuable thereunder. Exercise of these registration rights could involve substantial expense to us at a time when we could not afford cash expenditures and may adversely affect the terms upon which we may obtain additional funding and may adversely affect the price of our Class A Common Stock and our Warrants. See "Underwriting."

Lack of Public Market; Arbitrary Determination of Offering Price; Possibility of Volatility of Prices of the Securities. Prior to this Offering, there has been no public market for the Securities and there can be no assurances that an active public market for the Securities will be developed or, if developed, sustained after this Offering. The initial public offering prices of the Securities offered hereby and the exercise price and terms of our Warrants have been arbitrarily determined by negotiations between our Management and the Representative and may bear no relationship to our current earnings, book value, net worth or other established valuation criteria. The factors considered in determining the initial public offering prices included an evaluation by our Management and the Representative of the history of and prospects for the industry in which we compete, an assessment of management, our prospects, our capital structure, and certain other factors deemed relevant. See "Underwriting."

The stock market from time to time experiences significant price and volume fluctuations that may be unrelated to the operating performance of specific companies. The trading prices of the Securities could be subject to wide fluctuations in response to variations in our operating results, public announcements by ourselves or others, economic developments affecting ourselves or our competitors, suppliers or clients and other events or factors which may or may not be in our control.

Anti-Takeover Provisions; Possible Issuances of Preferred Stock. Certain provisions of our Amended and Restated Articles of Incorporation ("Articles of Incorporation") and Bylaws may be deemed to have anti-takeover effects and may delay, defer or prevent a takeover attempt, which include when and by whom our special meetings may be called. In addition, certain provisions of the Florida Business Corporation Act also may have certain anti-takeover effects, including the provision that shares acquired in excess of certain specified thresholds will not possess any voting rights unless the voting rights are approved by a majority of a corporation's disinterested shareholders.

Furthermore, the Board of Directors has the authority to issue up to 5,000,000 shares of our preferred stock and to fix the dividend, liquidation, conversion, redemption and other rights, preferences and limitations of such shares without any further vote or action of the shareholders, but subject to the approval of the Representative, for a period of one year from the Effective Date (which shares will be subject to a lock-up period of twenty-four months from the Effective Date). Accordingly, the Board of Directors is empowered, without shareholder approval, to issue preferred stock which could adversely affect the voting power or the rights of the holders of our Class A Common Stock. In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control.

Although we have no present intention to issue any shares of our preferred stock, there can be no assurance that we will not do so in the future. See "Description of Securities."

Experience of Representative. This offering is the Representative's first underwritten public offering of securities. The Representative was formed as a broker-dealer in 1998, and has limited experience in the public underwriting of securities. In addition, the Representative is a relatively small firm, and there can be no assurances that the Representative will be able to continue to make a market in the Common Stock and Warrants, or that if it does, it will be able to adequately support trading of the Common Stock and Warrants in the aftermarket. See "Underwriting."

CONSIDERATIONS RELATING TO CHILE

Risks Associated with Foreign Operations. The Bio-Aqua business is currently conducted almost exclusively outside of the United States. We consequently are subject to a number of significant risks associated with foreign operations. The operating profits of Bio-Aqua may be negatively affected by changes in the value of local currencies in the countries in which operations are conducted or products are sold, by hyperinflationary conditions, or recession such as those which have occurred in the past in several of such countries. Other risks and considerations include the effect of foreign income and withholding taxes and the U.S. tax implications of foreign source income and losses; the possibility of expropriation or confiscatory taxation or price controls; adverse changes in local investment or exchange control regulations; difficulties inherent in operating in less developed legal systems; political instability, government corruption and civil unrest; and potential restrictions on the flow of international capital. In many developing countries, such as Chile and Peru where our business is conducted, there has not been significant governmental regulation relating to the environment, occupational safety, employment practices or other business matters routinely regulated in the United States. As such economies develop, it is possible that new regulations may increase the expense and risk of doing business in such countries. In addition, social legislation in Chile may result in significantly higher expenses associated with terminating employees or distributors or closing manufacturing facilities. As our business operates on an international basis, however, weakness in a particular market may be offset by strength in another market. See "Management" Discussion and Analysis of Financial Condition and Results of Operations--Inflation" below.

Inflation. A number of reforms have been introduced by the Chilean government over the past 20 years to achieve macroeconomic stability and to increase economic growth, while controlling inflation. The average annual inflation rate in Chile, as measured by changes in the Official Consumer Price Index of the Chilean National Institute of Statistics ("Instituto Nacional de Estadisticas"), for 1994, 1995, 1996, 1997, and 1998 was 8.9%, 8.2%, 6.6%, 6.0% and 4.3%
respectively. While Chilean inflation has not had a material adverse effect on the operations of the Company in the past, there can be no assurance that high levels of inflation in the future will not adversely affect the Company or the Securities offered hereby. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

Restrictions on Repatriation with Respect to Investments Equity investments in Chile by persons who are not Chilean residents may be freely repatriated starting one year after the date the funds were brought into Chile, provided that the investment is channeled through the Formal Exchange Market ("Mercado Cambiario Formal") pursuant to an investment contract entered into with the Chilean government under Decree-Law No. 600 of 1974, as amended ("DL 600"), which contract is not subject to subsequent exchange-control restrictions. Net profits can be remitted at any time, after deduction of applicable withholding income taxes. See "Dividend Policy." Although there have been no cases of deviations from this rule for more than 22 years, there is no assurance that such a deviation could not occur in the future. The Company intends to enter into a foreign investment contract with the Chilean government which states the laws concerning foreign investments as of the date of the contract and permits income to flow outside Chile. There can be no assurances that the Chilean government will not modify these restrictions in the future in such a manner to adversely affect us and our shareholders. See "Business- Foreign Investment Laws and Regulations."

It is not possible to foresee all risk factors. Moreover, there can be no assurance that we will successfully effectuate our business plan. Each prospective investor should carefully analyze the risks and merits of an investment in our Class A Common Stock and our Warrants and should take into consideration when making such an analysis, among other things, the risk factors discussed above.

                                 USE OF PROCEEDS

         The gross proceeds from the sale of the 1,400,000 shares of Class A Common Stock and 1,400,000 Warrants offered hereby will be $6,160,000, assuming an initial public offering price of $4.25 per share of Class A Common Stock and $.15 per Warrant. The net proceeds will be approximately $4,959,000 after giving effect to (i) the Representative's discounts ($616,000), (ii) a 3% non-accountable expense allowance to the Representative ($184,800), and (iii) offering costs and expenses of approximately $400,200, but without giving effect to the exercise of the Over-Allotment Option. We intend to use the net proceeds of this Offering, during the twelve months following the Effective Date, approximately as follows, of which approximately $4,562,280 (approximately 92%) will be used in Chile:

Anticipated Use of Net Proceeds                                  Approximate Amount                     Percentage of Proceeds
-------------------------------                                  ------------------                     ----------------------
Reduction of Bank Loans(1)                                           $1,500,000                                  30.3%
Purchase of Brands(2)                                                 $ 400,000                                   8.0%
Development of Red Tide Kits (See "Business")                          $700,000                                  14.1%
Development of Immune
  Stimulants (See "Business")                                          $550,000                                  11.1%
Research and Development of Poultry
  Vaccines(See "Business")                                             $450,000                                   9.1%
Repayment of Bridge Loans(3)                                           $150,000                                   3.0%
Working Capital(4)                                                   $1,209,000                                  24.4%
                                                                    -----------                             ---------
TOTAL                                                                $4,959,000                                 100.0%

(1) Reduction of a portion of short term debt (approximately 70%) due to Banco Do Brasil, Banco Sudamericano, Corpbanca and Hemisphere National Bank which have maturity dates throughout 1999. The interest rates for these short term debts range from 9.259% to 13.8%. As of March 31, 1999 $2,163,962 was outstanding under these debt obligations. See "Note 7 to Notes to the Financial Statements."

(2) The Tepual and Inual brands, as of the day of the offering are held by Profeed, Inc., a Bahamian corporation owned and controlled by Mr. Rutman, the Company's chairman and Paulina and Andrea Rutman. These brands have been valued at $1,300,000. See "Certain Relationships and Related Transactions." The Company will pay Profeed, Inc. $400,000 from the proceeds of this offering. The balance shall be paid out of the over-allotment or from a percentage of the gross proceeds of the sale of products sold under the Tepual and Inual brands. See "Certain Relationships and Related Transactions." The Company believes that terms were negotiated at arm's length and $1,300,000 is a fair value for these brands. Opinions certifying the valuation of these brands have been received by the Company. See "Certain Relationships and Related Transactions."

(3) Between April and May 1999 the Company received loans in the aggregate amount of $150,000 from unrelated third party accredited investors. These loans are evidenced by promissory notes bearing interest at 8% per year with maturity dates ranging from October 31, 1999 through January 1, 2001. See "Bridge Financing."

(4) Includes overhead and administrative expenses, Chilean legal expenses, U.S. legal expenses (not in connection with this Offering) and reserves.

         The foregoing represents our best estimate of the allocation of the net proceeds of the Offering, based upon our current status of operations and anticipated business plans. It is possible that the application of funds may vary depending on numerous factors including, but not limited to, changes in the economic climate or unanticipated complications, delay and expenses. We currently estimate that the net proceeds from this Offering will be sufficient to meet our liquidity and working capital requirements for the next 12 months. However, there can be no assurance that the net proceeds of this Offering will satisfy our requirements for any particular period of time. Additional financing may be required to implement our long-term business plan. There can be no assurance that any such additional financing will be available when needed on terms acceptable to us, if at all. Pending use of the proceeds of this Offering, we may make temporary investments in bank certificates of deposit, interest bearing savings accounts, prime commercial paper, U.S. Government obligations and money market funds. Any income derived from these short term investments will be used for working capital. See "Management's Discussion and Analysis of Financial Condition and Results of Operation."

                                 DIVIDEND POLICY

         We have never paid dividends and do not anticipate paying dividends in the foreseeable future.

                                    DILUTION

         At March 31, 1999, we had a net tangible book value of $1,933,535 or approximately $1.10 per share of outstanding Class A and B Common Stock (after giving effect to the Stock Purchases). "Net tangible book value" per share represents the amount of our total tangible assets less our total liabilities, divided by the number of shares of Common Stock outstanding. After giving effect to the receipt of the estimated net proceeds from our sale of the 1,400,000 shares of Class A Common Stock offered hereby, at an assumed initial public offering price of $4.25 per share of Class A Common Stock (after deducting underwriting discounts and estimated Offering expenses payable by us), the net tangible book value of us at March 31, 1999, would have been approximately $6,892,535 or $2.16 per share of Common Stock. This would represent an immediate increase in the net tangible book value per share of Common Stock of $1.06 to existing shareholders and an immediate dilution of $2.09 per share to new investors purchasing shares of Class A Common Stock in the Offering. "Dilution" is determined by subtracting net tangible book value per share after the Offering from the offering price to investors.

The following table illustrates this per share dilution:

Initial offering price per share of Class A Common Stock                $4.25
Net tangible book value per share of
Class B Common Stock before the Offering                                $1.10
Increase attributable to new investors                                  $1.06

Proforma net tangible book value after the Offering                     $2.16
Dilution to new investors                                               $2.09

Percentage of dilution to new investors                                 49.00%

         The following table summarizes the number of shares of Common Stock purchased from the Company, the total consideration paid and the average price per share paid by (i) existing shareholders of the Company at March 31, 1999 and
(ii) new investors purchasing shares of Class A Common Stock in this Offering, before deducting the underwriting discounts and estimated offering expenses payable by the Company.

                                      Shares Purchased             Consideration Paid            Average Price
                                   Number    Percentage         Amount         Percentage           Per Share
                                   ------    ----------         ------         ----------           ---------
Existing Shareholders(1)        1,751,000           54.95%       $ 423,741           6.50%            $0.24
New Investors(2)(3)             1,435,294           45.05%      $6,100,000          93.50%            $4.25
                                ---------           -----       ----------          -----              ----
Total                           3,186,294          100.00%      $6,523,741         100.00%            $2.05

----------
(1) Gives effect to the Stock Purchases, including 51,000 shares issued to David Mayer on the formation of Bio-Aqua Systems, Inc. in March 1999.
(2) Represents 1,400,000 shares of Class A Common Stock, but does not include (i) the sale of 1,400,000 Warrants offered hereby or (ii) the issuance and exercise of the Representative's Warrants.
(3) Includes 35,294 shares of Class A Common Stock issued in April and May, 1999 in connection with the Bridge Financing. See "Bridge Financing."

                                 CAPITALIZATION

         The following table sets forth as of March 31, 1999, the capitalization of the Company, actual and as adjusted for the issuance and sale of the 1,400,000 shares of Class A Common Stock offered hereby (assuming an initial public offering price of $4.25 per share of Class A Common Stock) after deducting estimated Offering expenses and underwriting discounts and the initial application of the proceeds therefrom.

                                                                            Actual(1)              As Adjusted(1)(2)
                                                                            ---------              -----------------
Long-term Debt......................................................      $    455,962               $    455,962

Stockholders' equity:
   Class A Common Stock ($.0001 par value)
   20,000,000 shares authorized; 51,000 shares issued
   and outstanding (actual) and 1,486,294 (as adjusted)(2)..........                 5                        149
   Class B Common Stock ($.0001 par value)
   2,000,000 shares authorized; 1,700,000 shares issued
   and outstanding (actual) and 1,700,000 (as adjusted)(2)..........               170                        170
   Preferred Stock, $.0001 par value; 5,000,000 shares
   authorized; no shares issued and outstanding (actual)
   and as adjusted..................................................               -0-                        -0-

Additional paid-in capital..........................................           423,566                  5,532,417
Retained earnings...................................................         2,938,565                  2,938,565
Cumulative translation adjustment(3)................................          (110,408)                  (110,408)
Total stockholders' equity..........................................      $  3,251,898               $  8,360,893
Total capitalization................................................      $  3,707,860               $  8,816,855

-------------------

(1) Gives effect to the Stock Purchases and excludes the issuance of (i) 1,400,000 shares of Class A Common Stock upon exercise of our Warrants;
         (ii) up to 210,000 shares of Class A Common Stock issuable pursuant to the Over- Allotment Option (210,000 shares if the Over-Allotment Option is exercised); (iii) up 140,000 shares of Class A Common Stock issuable pursuant to the Representative's Warrants; and (iv) up to 300,000 shares of Class A Common Stock reserved for issuance under the Plan, of which no shares are currently subject to the Plan. See "Underwriting," "Management-Incentive and Non-Qualified Stock Option Plan," and "Description of Securities."

(2) Gives effect to the issuance of 1,400,000 shares of Class A Common Stock and the receipt of the net proceeds therefrom. Gives effect to
         (i) the sale of 1,400,000 Warrants offered hereby and exercise of the Over-Allotment Option; and (ii) the issuance of 35,294 shares of Class A Common Stock in connection with the Bridge Financing, see "Bridge Financing."

(3)      Represents the conversion from the Chilean pesos into U.S. Dollars.

                                 EXCHANGE RATES

         Unless otherwise specified, references herein to "U.S. dollars", "dollars", "$", or "U.S.$" are to United States dollars and references to "pesos" or "Ch$" are to Chilean pesos, the legal currency of Chile, and peso-denominated monetary unit. As of March 31, 1999, the exchange rate was one
(1) U.S. dollar to 483.83 pesos. No representation is made that the peso or U.S. dollar amounts shown in this Prospectus could have been or could be converted into U.S. dollars or pesos, as the case may be, at such rate or at any other rate.

         Chile's Ley Organica Constitucional del Banco Central de Chile No.
18.840 ("Central Bank Act") enacted in 1989, liberalized the rules that govern the ability to buy and sell foreign exchange. Prior to 1989, the law permitted the purchase and sale of foreign exchange only in those cases explicitly authorized by the Central Bank of Chile. The Central Bank Act now provides that the Central Bank may determine that certain purchases and sales of foreign exchange may be exercised by the banks and other entities so authorized by the Central Bank.

         The following table sets forth the annual high, low, average and year-end observed exchange rate for U.S. dollars for each year starting in 1994 as reported by the Central Bank of Chile.

                                               Exchange Rates of Ch$ per U.S.$(3)
                                               ----------------------------------
                  Year                         Low(1)        High(1)        Average(2)
                  ----                         ------        -------        ----------
                  1994                         397.87        433.69           420.18
                  1995                         368.75        418.98           396.77
                  1996                         402.25        424.97           412.27
                  1997                         411.85        439.81           419.31
                  1998                         439.18        460.33           465.25
                  1999 (first quarter)         472.41        501.15           487.30

Source:  Central Bank of Chile
---------------

(1) Exchange rates are the actual high and low, on a month-to-month basis for each period.

(2)      The average monthly rates during the period.

(3) See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                             SELECTED FINANCIAL DATA

         The statement of operations data as set forth below for the years ended December 31, 1997 and 1998 and the balance sheet data at December 31, 1997 and 1998, have been derived from the Company's Consolidated Financial Statements and Notes thereto, which have been audited by Spear, Safer, Harmon & Co., P.A., independent auditors, whose report with respect thereto is included elsewhere in this Prospectus. The statement of operations data for the three months ended March 31, 1999 and 1998, and the balance sheet data at March 31, 1999 are derived from our unaudited financial statements included elsewhere in this Prospectus. In the opinion of management, the unaudited financial statements have been prepared on the same basis as the audited financial statements and included all adjustments (consisting only of normal recurring adjustments) necessary for the fair presentation of our financial condition and results of operations for such periods. The results of operations for the three months ended March 31, 1999 are not necessarily indicative of results to be expected for any other interim period or the entire year. The following financial data should be read in conjunction with the Consolidated Financial Statements and Notes and Management's Discussion and Analysis of Financial Condition and Results of Operations included elsewhere herein.

                                                         Years Ended December 31,                 Three Months Ended March 31,
                                                          1997              1998                        1998           1999
                                                     ------------------------------              ------------------------------
Earnings Data
-------------
Revenues                                             $ 5,238,299        $ 6,873,512               $ 1,464,567       $ 1,391,358
Cost of Operations                                   $ 3,571,678        $ 4,853,553                 1,056,267           999,015
Selling and Administrative Expenses                  $   901,412        $ 1,173,317                   272,750           230,074
Other Income (Expenses)                                 (376,808)          (480,057)                  (75,546)         (103,563)
Net Income                                           $   388,401        $   366,585                   60,0004            58,706
Net Income per common share                          $      0.23        $      0.22               $       .04       $       .03
Weighted average common shares outstanding             1,700,000          1,700,000                 1,700,000         1,717,000

Balance Sheet Data
------------------

                                                                                                                      March 31,
                                                                                                   March 31,            1999
                                             Period Ended                                            1999            As Adjusted
                                               December 31,                                       (Unaudited)      (Unaudited)(1)
                                      -------------------------------                             -----------      --------------
                                          1997               1998
Working capital                       $   617,413          $1,484,937                             $1,447,931         $ 5,406,931
Total assets                          $ 5,180,304          $6,911,750                             $7,836,732         $10,283,492
Total long-term liabilities           $   355,014          $  478,813                             $  455,962         $   455,962
Total liabilities                     $ 2,348,531          $3,678,546                             $4,584,834         $ 3,084,834
Stockholders' equity                  $ 2,831,773          $3,233,204                             $3,251,898         $ 8,360,898

(1) Adjusted to reflect the sale of 1,400,000 shares of Class A Common Stock (assuming an initial public offering price of $4.25 per share of Class A Common Stock, after deducting the underwriting discounts and estimated offering expenses). Including receipt of net proceeds from the sale of 1,400,000 Warrants offered hereby, the exercise of our Warrants, the Representative's Warrants, or the Over-Allotment Option.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

General

         Management's Discussion and Analysis contains various "forward looking statements" within the meaning of the Securities Act of 1933, as amended, the Securities and Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Such statements consist of any statement other than a recitation of historical fact and can be identified by the use of forward-looking terminology such as "may," "expect," "anticipate," "estimate" or "continue" or the negative thereof or other variations thereon or comparable terminology.

         We caution that these statements are further qualified by important factors that could cause actual results to differ materially from those contained in the forward-looking statements, that these forward-looking statements are necessarily speculative, and there are certain risks and uncertainties that could cause actual events or results to differ materially from those referred to in such forward-looking statements.

         We do not have a policy of updating or revising forward-looking statements and thus it should not be assumed that silence by our management over time means that actual events are bearing out as estimated in such forward-looking statements.

Overview

         We generate substantially all of our revenues from the sale of certain products such as fish meal, feather meal and krill meal which we purchase from third parties under our own brand for resale to our customers throughout the world. See "Business-Past and Present Partial Customer List." As of December 31, 1998, we have sold two of our automatic control systems for fish meal processing, certain immune stimulants on a testing basis, as well as vaccines which we have developed. Management anticipates that we will sell three more automatic control systems, however, we cannot provide any assurances that such sales will take place.

THREE MONTHS ENDED MARCH 31, 1999 COMPARED TO THREE MONTHS ENDED MARCH 31, 1998

Results of Operations

         Gross revenues for the three months ended March 31, 1999 decreased $73,209 over the three months ended March 31, 1998 from $1,464,567 to $1,391,358, a decrease of approximately 5%. This is primarily due to the translation exchange rate. Sales have remained relatively constant between the periods.

         Cost of operations decreased from $1,056,267 in the three months ended March 31, 1998 to $999,015 for the three months ended March 31, 1999. This decrease of $57,252 (5%) was directly related to the decrease in revenues.

         Selling and administrative expenses for the three months ended March 31, 1999 decreased $42,676 in comparison to the three months ended March 31, 1998 from $272,750 to $230,074, a decrease of approximately 16%. This decrease is attributed to a decrease in the use of outside consultants.

         Other income (expenses) increased from $(103,563) at March 31, 1999 to $(75,546) at March 31, 1998, an increase of $28,017 or approximately 27%. The increase is due to a reduction in royalty income and increase in interest expense. Interest expense increased as a result of the increase in average outstanding loan balances.

         Net income for the three months ended March 31, 1999 was $58,706 compared to $60,004 for the three months ended March 31, 1998, a decrease of $1,298 or approximately 2%, as a result of the above.

YEAR ENDED DECEMBER 31, 1998 COMPARED TO YEAR ENDED DECEMBER 31, 1997

Results of Operations

         Gross revenues for the year ended December 31, 1998 increased $1,635,213 over the year ended December 31, 1997 from $5,238,299 to $6,873,512, an increase of approximately 31%. The increase in gross revenues may be attributed to our broader base trading activities during 1998 as compared to 1997, which included the additional products of feather meal and krill meal. In addition, during 1998, we sold two automatic control systems for approximately $800,000 which accounted for approximately 50% of the increase in gross revenues. In particular, during 1997 we were unable to purchase fish meal products to trade and broker due to the effects of El Nino and Chilean laws restricting fishing. Prior to 1997, we purchased a portion of our krill products from Russian and Polish fleets, however, due to political situations in those countries in 1997, the fleets did not travel to Antarctica and thus there was no krill available. During this time we also began to trade poultry feather meal. In 1997, the selling price of feather meal was much less than in 1998 because it was a new product and we offered it at a reduced price to generate demand. In 1998, prices were increased as demand increased.

         Cost of operations increased from $3,571,678 in 1997 to $4,853,553 in 1998. This increase of $1,281,875 (36%) is attributable to the additional product sold in our fish, feather and krill meal business. In particular, there were increased costs associated with the purchase of feather meal from Brazil which led to increased shipping costs and import tariffs.

         Selling and administrative expenses for the year ended December 31, 1998 increased $271,905 in comparison to the year ended December 31, 1997 from $901,412 to $1,173,317, an increase of approximately 30%. During 1998, we began selling more poultry feather meal which was purchased from Brazil. As a result, we incurred more selling expenses including cost of travel to and from Brazil. In addition, we hired a new chief financial officer in 1998, thus increasing administrative salaries.

         Other income (expenses) increased from ($376,808) at December 31, 1997 to ($480,057) at December 31, 1998, an increase of $103,249 or approximately 27%. The increase is due to (i) the reduction in royalty income for use of one of our products; (ii) increase in interest expense and (iii) gain on sale of fixed assets. Interest expense increased as a result of the increase in average outstanding loan balances.

         Net income for the year ended December 31, 1998 was $366,585 compared to $388,401 for the year ended December 31, 1997, a decrease of $21,816 or approximately 6%, as a result of the above.

Liquidity and Capital Resources

         At March 31, 1999, accounts receivable increased by $368,717 to $3,350,391 from $2,981,674 at December 31, 1998. This increase is a result of the timing of revenue recognition as compared to the date of payment received. Payment terms and conditions, which among other factors, are dependent on the customer, credit histories, economic conditions and country payment standards. In particular, approximately $250,000 is owed from the sale of the two automatic control systems. Management anticipates we will receive payment of the balance due for these two automatic control systems by July 31, 1999. However, under the terms of sale, each customer was given a period of time beyond installation of the equipment for testing before final payment was due. Further, management has provided extended terms up to six months to several of its fish meal and feather meal customers.

         At March 31, 1999, inventory decreased $119,884 to $641,985 as compared to $761,869 at December 31, 1998. This decrease is due to sales in excess of purchases during the first quarter in 1999.

         At March 31, 1999, other current assets increased by $668,337 to $1,351,662 from $683,325 at December 31, 1998. This increase is due to advances made to vendors, in particular, a krill fishing operation for which we have entered into an agreement for the exclusive rights to all of the vessel's krill products and right to perform certain research and development on board the vessel located in Antarctic waters. In order to make these advances, we borrowed approximately $800,000 from Banco Do Brasil, thus increasing our current obligations with banks.

         Accounts payable increased $400,503 from $990,749 at December 31, 1998 to $1,391,252 at March 31, 1999. This is due to purchases made in the period which were on extended payment terms of up to four months.

         Long term debt has decreased from $478,813 at December 31, 1998 to $455,962 at March 31, 1999, a decrease of $22,851. This decrease is due to timely payments on our outstanding loans.

Year 2000 Issue

         Computer programs used by businesses worldwide were written using two digits rather than four digits to define the applicable year. Accordingly, these programs recognize the dates "00" and "01" as the years 1900 and 1901 rather than the years 2000 and 2001. We recognize the need to ensure our operations will not be adversely impacted by year 2000 computer program failures arising from program processes and calculations misinterpreting the year 2000 date. We have evaluated our financial and operational systems to determine the impact the year 2000 issued will have on its operations. We also plan to communicate with our significant suppliers, dealers, financial institutions, and others with which it conducts business to determine the extent we may be impacted by third parties' failure to address the year 2000 issue. Although we plan to be year 2000 compliant prior to December 31, 1999 and expect no material impact to our operations, there can be no assurance that our failure or such third parties to successfully address their respective year 2000 issues will not have a material adverse effect on our business, financial condition, cash flows, and result of operations.

                                    BUSINESS

General

         Bio-Aqua Systems, Inc. (the "Company") was organized in March 1999 as a holding company to acquire a 99.9% interest in Tepual, S.A. ("Tepual"), a Chilean corporation established in 1982 with its principle offices in Santiago, Chile. Since inception, our major source of revenue has been generated through the branded sale of various products for animal nutrition, including fish meal, feather meal and krill. These products are sold worldwide as a nutrient additive for fish, poultry and livestock raised for human consumption with the recognition that there is a direct correlation between the health of the animals raised for human consumption and the consumer. We sell these products under the "Tepual(TM)" and "Inual(TM)" brands, which brands have been recognized as one of the leading purveyors of nutrient products. Our success in this area has been predicated on our ability to certify to nutrient levels and ecological standards of fish and feather meals. For our fish, feather and krill meal business we have more than 100 customers in approximately 25 countries.

         Recently, by virtue of our relationships with our suppliers and customers, we have identified specific problems relating to farmed fish and poultry. Together with cooperative relationships with academic, private and government research institutions, we have engaged in research and development programs to find commercially viable solutions for feed and food producers as follows:

         -        Automatic Control for Fish Meal Processing
         -        Salmon and Shrimp Immune Stimulants
         -        Poultry Vaccines
         -        Red Tide Detection and Cleansing Process

         Our strategy is to continue to expand as a niche participant in the worldwide specialized animal feed and immunology market by capitalizing on the commercialization of our research and development expertise.

         Our U.S. offices are located at 1900 Glades Road, Suite 351, Boca Raton, Florida 33431, and our telephone number is (561) 416-8930. Our offices in Chile are located at General Ekdhal 159, Santiago, Chile, and our telephone number is 011 (562) 777-0262. Our fiscal year end is December 31.

Background

         Tepual, organized in 1982 as a Chilean limited partnership, was incorporated in 1996 when we began commercial operations which capitalized on research and development projects initiated by Inual, a Chilean company. Inual, owned by Max Rutman, was organized in 1973 and holds all rights to the Inual brand which, since 1982, has been marketed by Tepual. Prior to 1985 Tepual and Inual generated revenues through grants from various government entities and private foundations. These grants decreased starting in 1985, due in part to privatization in Chile and an overall decrease in grants from private foundations. We expanded our brokerage division to replace the revenues lost from the decrease in the aforementioned grants to aid in the continuous funding required to support our research and development department.

         As our brokerage business began to grow, we developed relationships which have given us a first hand view of the biological and processing factors that affect the business of our customers and suppliers. Through years of research and development we have developed and are developing commercially viable solutions to these biological and processing factors in automatic control for fish meal processing, salmon and shrimp immune stimulants, poultry vaccines and red tide detection and cleansing process. Through our work on nutrient quality, we have developed a unique automatic control processing system which facilitates the production of the highest nutrient level fish meal while avoiding toxicity for the fish meal industry. Through research in animal health we have developed poultry vaccines and salmon immune stimulants. Through research in marine toxins, we have developed new and potential methods for detecting and cleansing toxins found in red tide.

         On the Effective Date, two stock purchase agreements shall be simultaneously effectuated whereby (i) Flagship shall purchase 1,529,910 shares and Atik shall purchase 169,990 shares, totaling 1,699,900 shares of Class B Common Stock for $3,540,390, and (ii) Bio-Aqua shall purchase Flagship's and Atik's 99.9% in Tepual for $3,540,290 and Tepual shall then become a majority owned (99.9%) subsidiary of Bio-Aqua. See "Certain Relationships and Related Transactions." The remaining 15 shares of Tepual stock will continue to be owned by Max Rutman, through his ownership interest in Flagship (Chilean law requires that a Chilean corporation be owned by not less than two shareholders). See "Principal Shareholders." In addition, on the Effective Date Bio-Aqua will purchase the rights to the Tepual(TM) and Inual(TM) brands from Profeed for $1,300,000. On the Effective Date, Bio-Aqua will also purchase the remaining assets of Inual.

                   BUSINESS STRATEGY AND OVERVIEW FOR BIO-AQUA

         As we approach the millennium, our environment is fraught with a myriad of ecological and health problems which effect the entire world population. These problems stem from changing weather patterns (El Nino), pollution of the atmosphere and water, and new and localized strains of viral and bacterial disease. Together each of these factors has placed an enormous strain on our ability to produce, by farming or otherwise, a supply of food that is healthy, nutritional and not exorbitant in cost. It is in the context of this worldwide problem that companies such as Bio-Aqua have and must continue to develop commercially viable solutions in the areas of animal nutrition and health, as well as fish meal processing.

         The changing weather patterns, among other things, have caused severe droughts in many areas, which has affected the farming of essential food products. Overall global warming has had a negative impact on the fishing industry, reducing the amount and size of fish caught. These problems have presented a niche market for the sale of our automatic fish meal processing systems, which automatically produces fish meal with the highest nutrient levels at the lowest cost. Additionally, as fishing waters have been depleted, we began seeking viable alternatives and began selling feather meal as a partial replacement for fish meal. The sale of these products, led to the formation of relationships with local poultry producers which led us to the development of vaccines for certain diseases found in Chilean and Peruvian poultry. The production and sale of these vaccines has a direct impact on the population of both countries by ensuring that production levels are maintained and disease free poultry is produced.

         The cultivation and farming of fish has become an important element in the world's food supply. Farmed fish are subject to diseases, which on occasion have wiped out an entire two years production of farmed salmon. Our immune stimulant, as it relates to salmon farming, in test results we have conducted, has reduced the mortality rate from approximately 30% to between 8% and 10%. Since these tests were conducted by ourselves on a limited basis, there cannot be any assurances that such test results will be indicative of future commercial results.

         "Red Tide" has affected the waters of every coastal country in the world and has intensified over the past two decades. The Chilean Coastline has produced significant amounts of shellfish which on occasion has been effected by "Red Tide." In 1992 we began an intensive research and development program designed to provide solutions to certain forms of "Red Tide." As a result of this research and development we have developed the following: (a) a detection system to test shellfish for certain "Red Tide" toxins, and (b) a system to "cleanse" shellfish by lowering certain toxin levels. See Business-Red Tide Detection and Cleansing."

         We will continue to utilize research and development skills of our own scientists and those of various consultants from the world of academia, government and private industry, as well as the proceeds from this offering to develop viable solutions to problems relating to the food chain, caused by today's ever changing world, that one way or another effects all of humanity.

Business Strategy

         Our strategy is to continue to expand as a niche participant in the specialized animal feed and immunology market worldwide. We intend to continue to turn our research and development in automatic processing controls, immune stimulants, poultry vaccines and red tide detection and cleansing systems into commercially viable profit centers. In addition to our internal staff, we will continue the use of outside consultants, laboratories, universities and governmental research facilities worldwide to consult on specific projects. See "Management." In the majority of bio-technical companies an inordinate amount of funds are initially expended on research and development, however, we have already accounted for the majority of our research and development costs. Pursuant to the use of proceeds from this offering approximately 35% of the proceeds will be used for the further development of certain immune stimulants, vaccines, and red tide detection and cleansing systems. Further, as we have done in the past and should the need arise, we will seek strategic partnerships for the production and marketing of our products.

The Company Operations

Overview

         Principal executive management, financing, marketing and operations support functions are conducted at the Company's Santiago, Chile headquarters. Upon closing we will maintain an office in Boca Raton, Florida which will be used for shareholder relations as well as conducting and assisting with U.S. business matters.

         Our experience within the animal feed industry and the strong linkage between the animal feed market and nutrition, health and research created an opportunity and natural transition to commence research and development in areas such as automatic control, poultry vaccines, immune stimulants and red tide. Attempting to alleviate the problems that effect our suppliers and customers, our numerous research and projects have led to the development of automatic control processing for fish meal, viral vaccines for localized poultry disease, immune boosters to be applied in the salmon industry (which may be applied to the farm shrimp industry) and toxin and "red tide" diagnostic and cleansing kits.

Brokerage Business

         Management believes that it may be the only broker/purveyor in the world that incorporates technical knowledge in the field of fish meal, feather meal and krill meal. We not only trade these products, but more importantly, have a selection procedure based on our knowledge and laboratory testing so as to provide the correct nutrient blended product on a market by market basis. In addition, we have and will continue to send our technical staff to the producers of these products in order to assure quality control and to advise them on how to produce the Tepual(TM) and Inual(TM) branded products.

Fish Meal Sales

         Fish meal is a powder obtained from cooking, drying and grinding raw fish. Fish meal is a rich protein source and an essential ingredient in feedstuffs in pet food, animal feed and fish feed. Depending upon the customer and its use, the nutrient levels of fish meal are extremely important.

         Our locations in Chile and Peru place us within close proximity to one of the largest sources of fish meal in the world. Chile and Peru (which borders Chile) are responsible for over one-fourth of the fish meal produced worldwide and for 65% of all fish meal exported. According to International Fishman and Oil Manufacturers Association ("IFOMA"), 4,749 thousand tons (TT) or $1.5 billion of fish meal was produced and sold in 1998. We have developed and maintained long term relationships with Chilean and Peruvian fish meal processing companies that benefit our brokerage and trading which to date, account for a substantial amount of our revenues.

         Through our Tepual(TM) and Inual(TM) brands we certify that the fish meal we sell has the highest possible nutrient levels and lowest toxicity levels. We are recognized internationally as a premier broker based on the high nutrient and low toxicity levels of the Tepual(TM) and Inual(TM) brands, providing us with a worldwide customer base.

Additional Products

         Due to El Nino and fishing restrictions, resulting in a lack of fish meal, we began researching alternative sources of animal feed protein. This research resulted in the application of chicken feathers and krill as a rich source of protein.

         Feather Meal Sales

         We began selling chicken feather meal in 1997. Feather meal is a rich source of protein and therefore, we have found that feather meal can be an adequate replacement for fish meal. Today we are selling feather meal to animal feed producers in Chile and other countries. We initially researched the potential value of this poultry byproduct when fish meal prices increased significantly. Since we introduced feather meal as a source of protein, this product has become an acceptable alternative for feed producers. In 1997 we began (and continue today) to process and certify feather meal. Today we sell approximately 600 tons of feather meal per month with Chile and Brazil providing us with sources for our feather meal. Although present feather meal sales are limited, we believe that as this product gains wider acceptance it may replace up to 5% to 10% of the fish meal market worldwide. We believe, that regardless of the future price of fish meal, there will remain a commercially viable market for feather meal due to its excellent quality and nutritional value.

         Krill

         Krill are tiny shrimp-like creatures found in the Antarctic waters. We have found that krill, in addition to being a source of protein, has additional nutritional values. Krill may be used as an additive to feed to improve taste and as a color enhancer. Due to its nutritional and other benefits, we believe that krill will be widely used and in high demand throughout the shrimp and salmon feed industries.

         We have initiated a research and development program to blend krill with certain agricultural products, mainly as a complement to vegetable proteins, to produce a cost effective product with nutrient levels similar to or higher than quality fish meal. Krill meal also provides pigmentation (red coloring) to salmon. As of March 31, 1999, the cost of producing krill meal is approximately $700 per metric ton and it is sold for approximately $1,300 per metric ton. We believe that in the future the cost of producing krill meal will decrease which will allow krill meal to compete with fish meal. We also believe that the price of fish meal will increase in the future due to possible shortages in aquaculture supply (such as mackerel and anchovies). In the future we may also expect an increase in krill meal production and an improvement in krill meal processing, which would likely contribute to a drop in the price of krill meal. Under these scenarios krill meal would become an important ingredient for the animal feed industry. Accordingly, we believe our present involvement with krill will provide us with an opportunity to become significantly involved in the krill meal business.

         We have begun to open markets in countries throughout Europe, Asia and Japan and to insure a consistent supply of krill we have entered into a joint venture with Kelor Trading, Ltd. ("Kelor"), an Irish fishing company. Under this agreement we have provided financing for Kelor's krill fishing operations. This financing is for the preparation of a Kelor vessel to operate in Antarctic waters. We have agreed to lend Kelor up to $2 million, repayable over 18 months at an interest rate of 13.5%, and provide specialized krill fishing technology, machinery and equipment for a Kelor vessel in return for the exclusive rights to broker 100% of Kelor's sales of krill and related products and conduct research and development projects on Kelor's vessels. As of March 31, 1999, we have lent Kelor approximately $1.5 million. Kelor has agreed to pay us a brokerage commission of 3% over the F.O.B. sales and $20.00 per ton of krill meal and 5% for krill oil. This agreement gives us the right to utilize Kelor's krill fishing operations and facilities to perform research and development relating to krill. The use of Kelor's operations and facilities enables us to perform our research and development in this area at a minimal cost.

Future of the Industry

         The demand for nutrient supply will continue to grow, only limited by the availability of high quality ingredients. Today's shortage of fish meal drives the market to look for substitutes. This will require a strong input in research and development to develop better proteins and more efficient processing. Furthermore, increased awareness into the components of animal feed and their impact on human health should have an effect on the quality of ingredients in demand. We believe that we have a strong position in the market, because of our long history in research and development, and quality assurance. We believe that we have an enviable reputation in today's animal nutrition market. Moreover, our international customer list should provide us with an opportunity to capitalize on the current strengths and weaknesses in this market. Set forth below is a substantial list of our past and present customers.

                                      PAST AND PRESENT PARTIAL CUSTOMER LIST
                                      --------------------------------------

Customer Name                                                  Country                 Product
-------------                                                  -------                 -------
Ridley Agriproducts                                            Australia               Fish Meal
Agribrands Purina Do Brazil Ltda.                              Brazil                  Fish Meal
Ewos Canada Ltd.                                               Canada                  Fish Meal and Krill Meal
Alitec, Alimentos Tecnicos Limitada                            Chile                   Feather Meal
Biomaster S.A.                                                 Chile                   Feather Meal
Cultivos Marinos                                               Chile                   Feather Meal
Ecofeed                                                        Chile                   Feather Meal
Ewos Chile                                                     Chile                   Feather Meal
Trouw Chile S.A.                                               Chile                   Feather Meal
Acondesa (Alimentos Concentrados del Caribe S.A.)              Columbia                Fish Meal
Albatez S.A.                                                   Columbia                Fish Meal
Concentrados del Norte S.A.                                    Columbia                Fish Meal
Concentrados S.A.                                              Columbia                Fish Meal

                                       30


Finca S.A.                                                     Columbia                Fish Meal
Nutridias                                                      Columbia                Fish Meal
Purina Colombiana S.A.                                         Columbia                Fish Meal
Aller Aqua AS                                                  Denmark                 Fish Meal
Agrinpaca C.A.                                                 Ecuador                 Fish Meal
Alimentos Balanceados S.A.                                     Ecuador                 Fish Meal
Alimentsa, Dletas y Alimentos S.A.                             Ecuador                 Fish Meal
Diamante Del Mar S.A. Diamasa                                  Ecuador                 Fish Meal
El Rosario S.A.                                                Ecuador                 Fish Meal
Procesadora Nacional de Aves, Pronaca                          Ecuador                 Fish Meal
Propellets S.A.                                                Ecuador                 Fish Meal
Pan Animal Feed                                                Egypt                   Fish Meal
Collvi                                                         Spain                   Fish Meal
Sopropeche                                                     France                  Krill Meal and Fish Meal
Zootechniki Korinthias S.A.                                    Greece                  Fish Meal
Provimi B.V.                                                   Holland                 Fish Meal
Tesgofarm Aqua B.V.                                            Holland                 Fish Meal
Grupo Alcon, S.A., Division Nutricion Animal                   Honduras                Fish Meal
Higashimaru Feeds (India) Ltd.                                 India                   Fish Meal
Livestock Feed Limited                                         Moriches Islands        Fish Meal
Maruehni Corp.                                                 Japan                   Fish Meal and Krill Meal
Mitsubishi Corporation Tokyo                                   Japan                   Fish Meal
Nagase Co., Ltd.                                               Japan                   Fish Meal
Shintoa Corp.                                                  Japan                   Fish Meal and Krill Meal
Transpac Fisheries, Ltd.                                       Japan                   Fish Meal
Easy System, Inc.                                              Korea                   Fish Meal and Krill Meal
Aceitera La Junta, S.A. de C.V.                                Mexico                  Fish Meal
Agribrands Purina Mexico, S.A. de C.V.                         Mexico                  Fish Meal
Proteinas Marinas Y Agropecuarias, S.A. de C.V.                Mexico                  Fish Meal
Bio Mar                                                        Norway                  Krill Meal
Nor Aqua Innovation AS                                         Norway                  Fish Meal and Krill Meal
Moulin de St. Vincent                                          New Caladonia           Fish Meal
Sica - NC                                                      New Caladonia           Fish Meal
Epol Pty Ltd.                                                  South Africa            Fish Meal
Hochfeld Commodities (Pty) Limited                             South Africa            Fish Meal
Meadow Feed Pietermaritzburg                                   South Africa            Fish Meal
C.P.                                                           Thailand                Krill Meal
Great Wall Enterprise Co., Ltd.                                Taiwan                  Fish Meal
Harinas Co., Ltd.                                              Taiwan                  Fish Meal
Ye Cherng Industrial Products Co., Ltd.                        Taiwan                  Fish Meal
Pinar Yem Sanayi ve Pazarlama A.S.                             Turkey                  Fish Meal
Wilbur Ellis Company                                           U.S.A.                  Krill Meal
Bio Products, Inc.                                             U.S.A.                  Fish Meal
H. J. Baker                                                    U.S.A.                  Krill Meal
Bocm Pauls Ltd.                                                U.K.                    Fish Meal
Dalgety                                                        U.K.                    Fish Meal
Trouw                                                          U.K.                    Krill Meal
Chinfon (VN) Livestock Co., Ltd.                               Vietnam                 Fish Meal

Automatic Control

         The current worldwide market for fish meal is approximately $1.3 billion. Fish meal plants are principally located in Chile, Peru and, to a lesser extent, in Equador. We believe there are approximately 180 fish meal plants throughout Chile and Peru.

         In the fish meal industry higher nutrient levels have a direct relationship with higher prices and profits for the producer. Our automatic fish meal processing control system facilitates the production of the highest nutrient level fish meal, while avoiding toxicity, and therefore, we believe provides the highest possible profit margin for the producer.

         Through our involvement as a purveyor of fish meal on a worldwide basis, we have been developing a computerized process for the processing of fish meal since 1993. Our research for developing an automatic processing system began with studying the general processing conditions for the fish meal industry. We developed simple strategies based on normal conditions of a fish meal processing plant, while taking into account the skilled operator's working procedures. By developing an "automatic control" process for fish meal production we have developed a system that produces quality fish meal while assuring efficiencies in a production process which has been subject to a high level of spoilage and has been subject to different variables. These different variables are largely due to the variety of fish and composition of raw materials used to produce fish meal, which change daily depending on availability.

         The fish meal industry currently incorporates little automatic control within its production process. Automatic control has not been a main concern for the fish meal industry, giving priority to other aspects, such as plant capacity increases and fleet increases. This common pattern shown by the industry gives us a vast field of application because the automatic control becomes crucial for high capacity plant operation in order to maximize efficiencies and maintain or improve quality. Today most fish meal processors manually control quality throughout all stages of production. Samples are taken for analysis, results are registered and adjustments are made at each production stage. This process is flawed and inefficient. Under normal operating conditions, fish meal must be produced and samples must be tested prior to any adjustments being made. Our computerized automatic control allows fish meal processors to determine the composition and quality of fish meal before it is produced, rather than adjusting processing equipment after the final product is tested. The current process requires constant taking and analyzing of samples and monitoring of machinery by a processing plant's labor force. Our computerized and centralized control system reduces the number of employees needed, and allows for full supervision of the production process from a centralized location rather than multiple locations throughout the process. We believe that our automatic control will enable a producer of fish meal to ensure the quality of its product, increase speed, maximize efficiencies and reduce labor.

         During 1998, we began marketing and selling our automatic control system to the fish meal industry. These units currently sell for $400,000 to $800,000. There are two installations in operation today - both in the South of Chile which were sold during the latter part of 1998. We are presently negotiating to install another system in Chile which should be completed in 12 months and we anticipate an additional two sales in 1999. Chile has approximately 40 fish meal processing plants and Peru has approximately 140 fish meal processing plants. We anticipate additional sales in both of these markets.

Immune Stimulants

         Salmon Farming. Chile is the second largest salmon producer in the world, with yearly sales of more than $600,000,000. While salmon are not native to Chile, today the country accounts for 60% of the U.S. salmon market and over 40% of the world's salmon production, with predictions reaching 50% to 60% within the next five years. The cultivation of salmon is a two year process. It has flourished in the south of Chile because of the region's ideal weather and environmental conditions. Today there are approximately 55 companies, operating over 300 individual salmon farm projects in Chile.

         The Chilean salmon market, as with any aquaculture project, has to contend with various diseases which are unique to Chilean salmon. The rickettsia bacteria is one of these unique diseases. We believe that to date there is no vaccine available to successfully combat this bacteria. Salmon fisheries lose approximately 15% to 35% of its stock to disease and it is possible for a farm to lose the majority of its stock to disease. We began researching and developing immune stimulants in an attempt to reduce these high mortality rates. Based on our internal test results our management believes that we have developed an immune stimulant which reduces the mortality rates in farmed salmon to approximately 8% to 10%. We are currently testing our immune stimulants with two salmon farms in Chile.

         We believe our immune stimulant will decrease the use of antibiotics on farmed salmon. In December 1998, "Revista Aqua Noticias" reported the use of antibiotics in Chile for disease control in salmon was over 85,000 kg. This figure, in comparison to Norway, is very high. "Revista Aqua Noticias" also reported that Norway, with almost twice the production of salmon, uses only 300 kg. of antibiotics. The high use of antibiotics has created serious problems in Chilean salmon farming, such as higher bacterial resistance, higher doses applied, higher number of treatments to get similar efficiency, and continuous replacement of antibiotics. Regulations also forbid farmers to harvest fish when antibiotic treatment is being applied and growing regulations in this area are being established in the other major fish farming countries. We believe that immune stimulants can significantly reduce the use of antibiotics, therefore eliminating the problems the overuse of antibiotics has created and avoiding government regulation that controls the use of antibiotics. Immune stimulants are 100% natural and are not presently subject to government regulation. We intend to file patent applications for our immune stimulants, but there can be no assurances that we will obtain patent protection.

         As of March 31, 1999, there were no sales of our salmon immune stimulants. During the past three months we have continued to test these immune stimulants with three salmon farms. These tests will continue. On completion of these tests we will sell our immune stimulants throughout Chile, however, we cannot provide any assurances that the test results will be successful. Depending on the success of the salmon immune stimulants, we will expand our research and development to other farm aquaculture production industries. We have already commenced a research and development project for shrimp immune stimulants (See below).

         Shrimp Farming. Should the initial immune stimulant testing with salmon prove to be successful then we will continue to expand our research and development to shrimp farming. We have observed, through direct contact with our Asian fish meal customers and other sources, that the mortality rates for farm raised shrimp are significantly higher than those for salmon. Illnesses such as Yellow Head Virus or Taura Virus, have caused economic disasters throughout the Asian and South American farmed shrimp market. The first country destroyed by an epidemic was Taiwan, where the production fell in 1988 from 100,000 tons per year to only 30,000 tons per year, and eventually disappeared.

         Thirty percent of worldwide production of shrimp comes from cultivation and reaches 700,000 tons yearly. The largest worldwide production (550,000 tons) is found in Asia, in countries such as: Indonesia, China, India and Vietnam. The remaining production (150,000 tons) is found in South America (Ecuador and Colombia) and Central America (Mexico, Honduras and Panama). However over the last few years there have been strong variations in the production levels due to bacterial and viral illnesses.

         The mortality rate in farmed shrimp ranges from 30% to 70% and current methods to control disease, such as vaccines and antibiotics, have not been successful. We believe that current vaccines and antibiotics available for pathogens of major commercial impact are ineffective. Therefore, genetic selection in order to obtain a more resistant shrimp to illness, better cultivation strategies, and immune stimulants seem to be the future tools for disease prevention and reducing mortality rates.

         The immune system in shrimp is less developed than in vertebrates and research in this area is very recent. Shrimp are primarily dependent on non-specific immune processes for their resistance to infection. They do not produce antibodies as in the case of mammals. Therefore, substances like immune stimulants, might become an important tool to reduce diseases of crustaceans in aquaculture due to their role as "alarm molecules" that activate the non-specific immune system in shrimp.

         We are working on developing an effective immune stimulant for shrimp. Research is presently in the preliminary stage. A multiprofessional team in the field of shrimp and immunology led by the Company researchers will analyze shrimp immune responses and will identify the main factors affecting these responses. The Company has worked with distinguished professionals in this field. In the area of basic immunology the Company has worked with Professor Rolf Seljelid (University of Tromso in Norway) and with Dr. Elizabeth Cruz (Universidad de Nuevo Leon in Mexico). See "Technical Network." Dr. Seljelid and Dr. Cruz have expressed interest of being part of our research team. It is anticipated that their employment and compensation will be discussed within the next few months.

Poultry Vaccines

         We have supplied poultry feed manufacturers, mostly located in Peru and Chile, with certified fish meal since 1989. This ongoing relationship alerted us to specific diseases that have not been cured by the use of conventional vaccine products offered in the market. We believe that the major weakness with conventional vaccines are that they are not specific to the regions in which a disease is found. We have determined that the specific strains of diseases affecting poultry are unique to each region and therefore need specific responses and treatment. We have developed vaccines along with diagnostic and production laboratories to address the specific needs of Chilean poultry producers and have become the first Chilean producer of poultry vaccines. These vaccines have been registered in Chile and in June 1999 we received re- approval (we opened a new laboratory in Santiago, Chile which required separate approval) by the Chilean government to sell vaccines throughout Chile.

         Today we are producing niche vaccines to treat the following diseases:

                  -Bronchitis Infection in two presentations for two different pathologies
                  -Hepatitis
                  -Coriza infection
                  -Salmonella enteritidis and its combinations
                  -Combinations of all of the above

         In order to market our vaccine sales in Chile, in April 1997 we entered into a marketing agreement with Biosur S.A., a Chilean corporation, wholly owned by Paulina and Andrea Rutman, daughters of Max Rutman and shareholders of Atik, S.A. Biosur S.A. is engaged in the distribution of veterinary products throughout Chile. Under this agreement, Biosur S.A. has agreed to buy and distribute 100% of the vaccines that we produce in Chile. In consideration of this exclusive right to buy and distribute, they will purchase from us a minimum of $40,000 of Chilean vaccines per month. From January 1999 through June 1999, there were not any sales of Chilean vaccines while we were waiting for re-approval of our new laboratory. We received the requisite approval during June 1999, and we intend to commence sales in the near future. Management believes that our new facility is more than adequate to meet the sales anticipated from the sale of these vaccines. Furthermore, we believe we can easily acquire additional facilities to meet any future demand increases. See "Certain Relationships and Related Transactions."

         In 1995 we began the production of vaccines specific to the unique strains of disease found in Peru, establishing laboratories similar to their Chilean counterpart. To accomplish this, we entered into a licensing agreement with Biosur, S.A.C., a Peruvian company. Under the terms of this agreement, Biosur, S.A.C. will manufacture and market all of our poultry vaccines in Peru and will pay us a 13% royalty on gross sales. As of May 30, 1999, Biosur S.A.C. had sold approximately $200,000 of our Peruvian vaccines. Our vaccines have been approved for sale by the Peruvian Ministry of Agriculture. Therefore, these vaccines are being produced and sold in Peru. There is currently no patent protection for the Peruvian vaccines. We have also given Biosur S.A.C. the right to manufacture and market poultry vaccines in Ecuador and Bolivia if and when such vaccines are developed.

         We believe the same pathologies exist in Argentinean, Brazilian, Ecuadorian and Bolivian poultry, and therefore are studying the production and sales possibilities of vaccines in these countries. Preliminary results are promising and we plan to expand research within Argentina, Brazil, Ecuador and Bolivia in the future. The chart below indicates the size of the poultry market in countries in which we have developed or may develop vaccines for commercial sales.

                                         1998 Poultry Production Levels(1)
                                         ---------------------------------
                                                     Chickens
                                                     --------
Argentina                                            360,000,000
Bolivia                                               41,000,000
Brazil                                             3,000,000,000
Chile(2)                                             156,000,000
Ecuador                                               67,000,000
Peru(2)                                              220,000,000
                                                  --------------
Totals                                             3,884,000,000

----------------
(1)      Source "Empresas Lideres 99"
(2) Peru and Chile are currently the only countries in which we have developed or produced vaccines for commercial use.

Red Tide Detection and Cleansing

         "Red tide" occurs when either natural or human factors cause a rapid increase in the production of one-celled organisms (dinoflagellates), which ordinarily grow in water rich in nitrogen and phosphorus. Red tide has occurred in every coastal country in the world (See "Chart"). Dinoflagellates consume nitrogen and phosphorus and then reproduce or "bloom" profusely. They spread across the water like a carpet, absorbing oxygen and shutting off sunlight from plants. When these organisms or harmful algae die and decay they absorb even more oxygen, literally suffocating marine life. The term "red tide" is generally a misnomer because they are not associated with tides; are not usually harmful; and those species that are harmful may never even reach the densities required to discolor the water. Unfortunately, however, a small number of species produce potent neurotoxin that can be transferred through the food web where they can affect and even kill humans. Humans are principally exposed to the naturally occurring toxins produced by the harmful algae through the consumption of contaminated shellfish. The most significant public health problems caused by harmful algae are:

         Paralytic Shellfish Poisoning (PSP)
         Diarrhetic Shellfish Poisoning (DSP)
         Ciguatera Fish Poisoning (CSP)
         Neurotoxic Shellfish Poisoning (NSP)
         Amnesic Shellfish Poisoning (ASP)

         Each of these syndromes are caused by different species of toxic algae which occur in coastal waters all over the world. Human consumption of PSP toxic shellfish may result in death or paralysis in extreme cases, while human consumption of DSP toxic shellfish may cause severe diarrhea, nausea, vomiting, cramps and chills. A more common impact of red tide includes mass mortalities of wild and farmed fish.

                           COUNTRIES WITH RED TIDE AND ITS NOMINAL CATCHES OF SHELLFISH*


------------------------------------------------------------------------------------------------------------------------------------
Country                                         Red Tide(1)                            Catches (metric tons)*(2)          % World(2)
------------------------------------------------------------------------------------------------------------------------------------
China                                    PSP                                                  1,041,709                      30.86
------------------------------------------------------------------------------------------------------------------------------------
USA                                      PSP                                                    660,766                      19.57
------------------------------------------------------------------------------------------------------------------------------------
Japan                                    PSP                DSP                                 411,413                      12.19
------------------------------------------------------------------------------------------------------------------------------------
Philippines                              PSP                                                    150,861                       4.47
------------------------------------------------------------------------------------------------------------------------------------
Canada                                   PSP                DSP                                 120,497                       3.57
------------------------------------------------------------------------------------------------------------------------------------
Korea Republic                           PSP                                                    120,004                       3.55
------------------------------------------------------------------------------------------------------------------------------------
Denmark                                  PSP                DSP                                 106,864                       3.17
------------------------------------------------------------------------------------------------------------------------------------
Thailand                                 PSP                                                    101,916                       3.02
------------------------------------------------------------------------------------------------------------------------------------
Chile                                    PSP                DSP                                  96,151                       2.85
------------------------------------------------------------------------------------------------------------------------------------
Italy                                    PSP                DSP                                  65,523                       1.94
------------------------------------------------------------------------------------------------------------------------------------
United Kingdom                           PSP                                                     56,954                       1.69
------------------------------------------------------------------------------------------------------------------------------------
Indonesia                                PSP                DSP                                  51,766                       1.53
------------------------------------------------------------------------------------------------------------------------------------
Netherlands                                                 DSP                                  44,423                       1.32
------------------------------------------------------------------------------------------------------------------------------------
Mexico                                   PSP                DSP                                  36,469                       1.08
------------------------------------------------------------------------------------------------------------------------------------
France                                   PSP                DSP                                  33,313                       0.99
------------------------------------------------------------------------------------------------------------------------------------
Turkey                                                                                           28,618                       0.85
------------------------------------------------------------------------------------------------------------------------------------
Venezuela                                PSP                                                     28,496                       0.84
------------------------------------------------------------------------------------------------------------------------------------
Peru                                                                                             24,993                       0.74
------------------------------------------------------------------------------------------------------------------------------------
Australia                                PSP                DSP                                  24,529                       0.73
------------------------------------------------------------------------------------------------------------------------------------
Vietnam                                  PSP                DSP                                  23,110                       0.68
------------------------------------------------------------------------------------------------------------------------------------
Norway                                   PSP                DSP                                  12,264                       0.36
------------------------------------------------------------------------------------------------------------------------------------
Iceland                                                     DSP                                  12,080                       0.36
------------------------------------------------------------------------------------------------------------------------------------
Malaysia                                 PSP                                                     11,017                       0.33
------------------------------------------------------------------------------------------------------------------------------------
Russian Fed.                             PSP                                                     10,009                       0.30
------------------------------------------------------------------------------------------------------------------------------------
Portugal                                 PSP                DSP                                   8,861                       0.26
------------------------------------------------------------------------------------------------------------------------------------
Greece                                                                                            7,801                       0.23
------------------------------------------------------------------------------------------------------------------------------------
New Zealand                              PSP                DSP                                   6,810                       0.20
------------------------------------------------------------------------------------------------------------------------------------
Ireland                                  PSP                DSP                                   6,734                       0.20
------------------------------------------------------------------------------------------------------------------------------------
Spain                                    PSP                DSP                                   6,279                       0.19
------------------------------------------------------------------------------------------------------------------------------------
TOTAL                                                                                         3,310,187                      98.05
------------------------------------------------------------------------------------------------------------------------------------
World Total                                                                                   3,375,997                      98.05
==================================================================================================================================

*average of nominal catches 1987-1996
(1)  Source:  J.J. Landsberg: Shellfish RES, 1996
(2)  Source:  Food Agricultural Organization (FAO): 1997 Fishery Statistics

         Currently there is not any way to prevent red tide and not any way to clean or detoxify contaminated shellfish. Today the only acceptable detection method for PSP and DSP is a mouse "bioassay" test. This test consists of injecting a mouse with water samples (water suspected to be toxic) under laboratory conditions and waiting approximately three minutes for a reaction. If the mouse dies the sample is toxic and all fish or shellfish within the area in which the sample was taken may be toxic. While this method is considered the "official testing" method for red tide, it has weaknesses. Some countries do not permit testing on animals and therefor prohibit the mouse "bioassay" test. In countries that do permit animal testing, chemical regulations require that this test only be administered under laboratory conditions. Therefor the mouse "bioassay" test does not allow "on site" testing and does not permit immediate results. Further, this method does not actually test the shellfish, but rather the water in which the shellfish is found.

         We have been working for seven years in red tide research for the development of DSP and PSP red tide detection kits with more practical applications than the mouse bioassay test and a decontaminating/cleansing technology to remove toxins from contaminated shellfish. The advantages of our testing methods for detecting PSP and DSP over other current processes are twofold. Our methods allow for testing without the use of animals. A more significant advantage over acceptable methods is that our testing kits determine the toxicity found within the shellfish itself, while other methods only test the waters in which shellfish are found.

Red Tide Detection

         We have developed, for laboratory use, a diagnostic kit for the detection of DSP toxins. This kit determines DSP toxicity based on a colorimetric evaluation. Under this method, toxins are detected though samples extracted from the shellfish's hepatopancreas. This kit is being introduced in the Chilean market and was recently presented at the Second Convention of Harmful Algae Blooms (Segundo Taller de Floraciones de Algas Nocivas), an international conference on red tide, sponsored by the National Oceanographic Committee, a division of the Chilean Navy. We are preparing our marketing and commercialization of the kit and there is currently no patent for this technology. While we intend to file for patents, there can be no assurances that we will obtain patent protection.

         We are also developing PSP diagnostic kits. To that effect we have developed techniques using antibodies to isolate PSP toxins as well as analytical and toxicological methods using antibodies to quantify and qualify PSP toxins. These methods involve extracting acid fluids from a shellfish to detect whether the shellfish contains PSP toxins through the analyzation of the fluids. These methods will detect PSP toxins from the acid extracts of shellfish determining whether the specific shellfish actually contains toxins. We have developed certain procedures to isolate and purify the four main groups of PSP toxins (saxitoxin, neosaxitoxin, gonyautoxins, and Cs toxins) as well as analytical and toxicological methods to quantify and to qualify each PSP toxin.

         Through a joint venture with Centro de Estudios Cientificos de Santiago
(CECS), a Chilean private non-profit research company, we have produced an antitoxin test system. This antitoxin test system was developed from the antitoxin "saxitoxin," of which the intellectual rights to the saxitoxin antitoxin are exclusively held by CECS. We have acquired a 50% ownership interest in this antitoxin test system. We believe this antitoxin test system has enabled us to develop a PSP detection test for specific PSP toxins which can be used in specialized laboratories. This method, consistent with our methodology described above, will extract and analyze acid fluids from a shellfish to detect whether the shellfish contains specific PSP toxins. We are solely responsible for the commercialization of this antitoxin test system. By contract with CECS we will receive 60% of all the benefits of any licensing, royalties or sales limited to this antitoxin test system while the remaining 40% shall accrue to CECS.

         Together with CECS, we have entered into an agreement with R-Biopharm GmbH (R- Biopharm), a German company, to manufacture and distribute this antitoxin test kit. We have sold to R-Biopharm all transferable rights and technical knowledge to use, manufacture and to distribute the antitoxin test system as a "PSP ELISA Test Kit." In consideration for granting the rights to this PSP ELISA Test Kit, Bio-Aqua and CECS will receive 12.5% of the net sales of the kit, of which we receive 60% (consistent with our agreement with CECS), for 10 years dated from the commercial production and sale of the PSP ELISA Test Kit. We believe that this PSP ELISA Test Kit will begin to be sold commercially during the first quarter of 2000, however we cannot provide any assurances that the PSP ELISA Test Kit will be produced commercially before the end of the first quarter of the year 2000. R-Biopharm will also pay a minimum royalty of $5,000 during the first year of production and a minimum of $15,000 for each remaining year under this agreement. This payment constitutes minimum royalties against the 12.5% of net sales on an annual basis.

         Under a separate agreement, dated June 20, 1998, between Inual and R-Biopharm, Inual has agreed to supply R-Biopharm with all toxins and conjugates necessary to produce the PSP ELISA Test Kit. This agreement provides that Inual shall receive royalties of 12.5% of the net sales from the PSP ELISA Test Kit for 10 years dated from the commercial production and sale of the PSP ELISA Test Kit. R-Biopharm will also pay a minimum royalty of $5,000 during the first year of production and a minimum of $15,000 for each remaining year under this agreement. This payment constitutes minimum royalties against the 12.5% of net sales on an annual basis. In addition to this 12.5% royalty, Inual shall receive $400,000, from R-Biopharm in consideration for supplying R-Biopharm with a customer list for the future potential sales of the PSP ELISA Test Kit. This payment is due two years from the date of the agreement. Inual has verbally agreed to transfer this contract to Bio-Aqua and we shall receive 100% of its benefits.

         Additionally, through the above agreement between Inual and R-Biopharm Inual will also receive royalties of 12.5%, in their entirety, from all kits developed from any other toxins or antibodies Inual supplies to them. Bio-Aqua will receive this potential future royalty upon an agreement with Inual to transfer this contract to Bio-Aqua.

         Through a separate agreement between R-Biopharm and Inual dated May 20, 1998, of which Inual has verbally agreed to transfer to Bio-Aqua, R-Biopharm has agreed to supply Inual on a continuous demand with commercial PSP ELISA Test Kits at a price equivalent to those of R-Biopharm's other future distributers. This agreement permits Inual to sell the PSP ELISA Test Kit in countries including, but not limited to, Chile, the United States and Japan, where Inual has the ability to market this product.

         Together with CECS we have jointly applied for patents in Chile, USA, Canada, Australia and the European Community for our antitoxin test kit, under a patent application titled "immunoassay for the detection and quantitation of toxins causing paralytic shellfish poisoning". While we may apply for worldwide patents with CECS there can be no assurances that we will obtain these patents. As of June 22, 1999 we have not received any patent protection for our antitoxin test kit.

Future Developments

         On Site Testing Kits

         Having developed detection kits that have shown successful results in the laboratory, we plan to focus our efforts on the development of on site testing kits for PSP and DSP. We believe that our current research and development may lead to a commercial testing kit that would enable commercial shell fishers, recreational fisherman or restaurants to test shellfish for toxicity levels on location with a fast, economical, reliable and comprehensive kit to perform "on site" PSP or DSP detection tests.

         Cleansing of Shellfish

         Through continuous research we have also developed and tested at the laboratory level, an innovative multi-step procedure for decontaminating or cleansing potentially PSP tainted shellfish, which may be applied in processing plants or restaurants. We believe this process, which involves dipping entire shellfish stocks in a cleansing solution can be used in pre-cooked or canned shellfish, reducing toxicity to acceptable consumption levels. We believe that this preventative process may be used to guarantee safe human consumption of canned or cooked shellfish, regardless of whether the shellfish has even been tested for PSP toxins. We have applied for patents in Chile, USA, Canada, Australia and the European Community and may apply for worldwide patents. No assurance can be given that patents will be granted.

Research and Development

         Our research and development division includes cooperative efforts with academic, private and government institutions and our own highly qualified scientists. We believe we are able to recruit these highly qualified employees though incentives relating to productivity. Therefore, we intend to enter into employment agreements with certain of our researchers whereby these employees will receive a royalty for products they have developed. During 1998 and 1997, respectively, we spent $426,195 and $232,128 on research and development (does not include software development costs).

Key Personnel

         The key personnel of the Company include the following:

Nutrition and Immune Stimulant Research

Dr. Jenny Blamey - Dr. Blamey graduated from the University of Georgia with a Bachelor degree in science. She also received a Masters degree and Ph.D. in biochemistry from the University of Georgia. Dr. Blamey has been a research scientist for Bio-Aqua since 1994 and a research manager for Bio-Aqua since 1996. Prior to her employment with Bio-Aqua, Dr. Blamey was a researcher of enzymes at the Center for Metallo at the University of Georgia from 1984 until 1994. Today Dr. Blamey's research areas include the study of hyperthermophile enzymes, protein purification, enzymology and enzyme technology. Dr. Blamey is a member of the Chilean Society of Biology and the Society of Molecular Biology and Biochemistry.

Claudia Lopez - Ms. Lopez graduated from the Universidad Catolica de Chile with a degree in biochemistry. Ms. Lopez has also received post-graduate training from the Fermentation Research Institute in Tsukuba, Japan and the University of Washington where she studied aquaculture. Her research areas within Bio-Aqua include fish nutrition, fish immunology, fish pathology, immunostimulants, feed formulation and marine pigments.

Maria Teresa Millan - Ms. Millan graduated from the Universidad Catolica de Valparaiso in Chile with a degree in biochemical engineering. She has been working in Bio-Aqua since 1990 and is currently in charge of Bio-Aqua's Product Development Division. Her research areas within Bio-Aqua include enzyme technology, feed formulation and seafood solids.

Vaccine Research

Dr. Ricardo Gallardo - Dr. Gallardo is a licensed doctor in animal sciences and veterinary medicine. He has been involved in poultry vaccine research for over 25 years. He is a specialist in the fields of poultry production and poultry pathology. Dr. Gallardo is also a professor of poultry production and pathology at the Universidad Mayor in Chile and was a professor at the Universidad de Chile. He is a member of numerous professional organizations, including, the College of Doctors in Veterinary Medicine, the Society of Doctors in Veterinary Medicine and the Association of Doctors in Veterinary Medicine. Dr. Gallardo has been working for Bio-Aqua for 12 years where he is the lead researcher for poultry vaccines.

Automatic Control Processing

Oscar Cornejo - Mr. Cornejo graduated from the Universidad de Concepcion and Universidad Cathlica Valparaiso with degrees in chemistry and chemical engineering. Mr. Cornejo is currently leading the Company's Automatic Control Division. He is also a member of the International Fishman and Oil Association (IFOMA) and an international consultant for the Food Agricultural Organization
(FAO). Prior to working for Bio-Aqua, Mr. Cornejo was the

Technical Director and General Manager of Boher Chile, a leading fructose and corn syrup processor in South America. Mr. Cornejo also served as the Managing Director of Compania Pesquera San Pedro, a fish meal and canning company in Chile, for 14 years.

Pedro Sayes - Mr. Sayes graduated from the Universidad de Santiago in Santiago, Chile with a degree in electronic engineering. He has been working for Bio-Aqua for 10 years in Bio-Aqua's Automatic Control Division. Mr. Sayes designs and develops automatic control equipment and systems for Bio-Aqua.

Red Tide

Dr. Sergio Lavandero - Dr. Lavandero graduated from the Universidad de Chile with a degree in pharmaceutical chemistry and a Ph.D. in biochemistry. He has been leading Bio-Aqua's toxin research projects and is the Project Manager for Bio-Aqua's Toxic Research Division. Dr. Lavandero is a Professor of the Univosidad de Chile and his areas of specialty within Bio-Aqua's include polyclonal and monoclonal antibody production, toxin pharmacology and the study of tissue culture.

Dr. Nestor Lagos - Dr. Lagos graduated from the Universidad de Chile where he received a degree in biochemistry, a Masters degree in biochemistry and a Ph.D. in biology. He has also received post-doctoral training at the University of California, Los Angeles. Dr. Lagos has led the Bio-Aqua's Red Tide Research Division since 1994. His areas of research also include marine toxins and the isolation and purification of toxic biomolecules. Dr. Lagos is also a professor of Membrane Physiology at the Universidad de Chile.

Mario Chiong - Mr. Chiong graduated from the Universidad de Chile with a degree in biochemistry and has been a researcher and biochemist for Bio-Aqua since 1994. Mr. Chiong's area of research includes red tide and marine toxins.

                                TECHNICAL NETWORK

         We have also developed an international network of scientists who are called upon from time to time to consult with us. A partial list of our technical network and their areas of expertise is as follows:

Nutrition

Aquaculture

         Professor Ron Hardy                         Idaho University, USA.
         Professor Addison Lawrence                  Texas A&M University, USA.
         Dr. Dean Akiyama                            Technical Director of Japfa, Indonesia.
         Dr. Lucia Elizabeth Cruz                    Facility of Biological Sciences, Universidad Autonoma Nuevo Leon, U.A.N.L.,
                                                     Mexico.
         Dr. Heinrich Kossman                        Former R&D Director of Ewos Fish Feed Company, Sweden.
         Dr. Elinar Watne                            R&D Director of NorAqua, aquiculture company, Norway.

Pigs

         Professor Froseth                           Washington State University, USA.
         Dr. Ad van Wessel                           Provimi, animal feed producer, Holland.

Poultry

         Dr. Barry Hundley                           Nutrition Expert; Former Director of Rainbow Chicken, South Africa.

Immunology

         Professor Rolf Sejlelid                     Head Pathology Department, Tromso University, Norway.
         Professor Douglas Anderson                  Former Director National Fish Health Research Lab, USA.

Biotechnology & Automatic Control Processing

         Professor Tung Ching Lee                    Food Science Department, Rutgers University, USA.
         Dr. Alfredo de Ioannes                      Universidad Catolica de Chile, Centro de Estudios Cientificos de Santiago,
                                                     Chile.
         Dr. Ralf Dreher                             R-Biopharm, development company, Germany.
         Dr. Eugene T. Smith                         Hammline University, USA.
         Dr. Mario Perez Won                         Food Engineering Department, Universidad de la
                                                     Serena, Chile.

Foreign Corrupt Practices Act

         Substantially all of our operations are transacted in South America. To the extent that we conduct operations and sells our products outside the U.S., we are subject to the Foreign Corrupt Practices Act which makes it unlawful for any issuer to pay or offer to pay, any money or anything of value to any foreign official, foreign political party or official thereof or any candidate for foreign political office ("Foreign Official") or any person with knowledge that all or a portion of such money or thing of value will be offered, given, or promised, directly or indirectly, to any Foreign Official.

         We have not made any offers, payments, promises to pay, or authorization of any money or anything of value to any Foreign Official and have implemented a policy to be followed by our officers, directors, employees and anyone acting on its behalf, that no such payments can and will be made. We have made all employees cognizant of the need for compliance with the Foreign Corrupt Practices Act and any violation of our policy will result in dismissal. Further, we conduct periodic reviews of this policy with all employees to ensure full compliance.

Foreign Investment Laws and Regulations

         The Chilean Constitution establishes that any Chilean or foreigner may freely develop any activity in Chile so long as the activity in Chile does not contravene existing laws dealing with public morals, public safety or national security and follows the laws that regulate such activity. It also establishes the principle of non-discrimination, thus guaranteeing foreign investors equal protection under Chilean law. Additionally, Chilean law prohibits any discretionary acts by the Chilean government or other entities against the rights of persons or property in derogation of this principle. Foreign investors may transfer capital and net profits abroad. There are no exchange control regulations which restrict the repatriation of the investment or earnings except that the remittance of capital may take place starting a year after the date the funds were brought into the country, but net profits can be remitted at any time, after deduction of applicable withholding income taxes. Therefore, equity investments in Chile by persons who are not Chilean residents follow the same rules as investments made by Chilean citizens.

         These principles are the basis for the DL 600. Based on DL 600, the foreign investor and the government sign a legally-binding investment contract which may only be modified by mutual consent. The contract sets forth the current tax and foreign exchange laws as each relates to the specific investments by that investor in Chile. Thus, the investor is protected against any subsequent changes in the law which could adversely affect the investor or his investments in Chile. Although the Chilean Government has been successful in keeping this principle in place for the last 23 years, there can be no assurances that a breach by the Government will not occur in the future or that it would not adversely affect our rights to do business in Chile. Moreover, while there has been no precedent that political changes had determined changes in these rules, no assurances can be made that such changes will not occur in the future. We intend to enter into an investment contract with the Government of Chile on or around the closing of this Offering. See "Risk Factors."

Employees

         As of January 31, 1999, we employed 67 employees, of which 8 were full-time salaried employees in administration, 8 were full-time salaried employees in trading and brokering positions and 36 were involved in research and development. Substantially all of our management and employees who reside in Chile speak Spanish and our senior management team in Chile also communicates in English. None of our employees are covered by a collective bargaining agreement. We believe that the dedication of its employees is critical to our success, and that our relations with our employees are good.

Properties

         We own approximately 1,420 square feet of executive office space and research facilities in Santiago, Chile. This property was purchased by Tepual in 1992 for a purchase price of approximately $110,000.

         We also lease four (4) facilities in Santiago, Chile. We lease approximately 1,400 square feet of office space which is used by our trading, quality control, finance and accounting departments at a rate of $1,439 per month. The lease is for two (2) years, commencing April 30, 1998, and provides for an automatic renewal term of one (1) year, unless leasee or leasor terminates in writing. We also hold an option to buy this facility in the event the leasor decides to sell the property.

         We lease approximately 2,670 square feet of laboratory space for production and quality control of poultry vaccines at a rate of $5,200 per month. The lease contract commenced in March 1999, and is for an indefinite term, terminable on four months notice by either party. We are responsible for obtaining and maintaining proper government authorization for producing biological products within the facility.

         We lease two buildings containing approximately 2,070 square feet of laboratory space for bio-toxilogical testing, aquaculture research and development and a pilot plant for research and development at a total rate of $1,604 per month. The lease was for an initial term of one and one-half (1 1/2) years, commencing in November 1995, and automatically renews, unless there is a written request for termination by either party.

         We lease approximately 6,000 square feet of warehouse space within two buildings in Santiago, Chile at a total rate of $7,400 per month. These spaces are used to store feather meal and for processing and packaging of these products. The lease contracts do not include a termination date, although either party must provide thirty (30) days notice to terminate either agreement.

         Chilean law provides that a landlord may not evict a tenant without a court hearing, although the tenant is responsible for all costs related to such a hearing.

         Upon the Effective Date, we will enter into a two year lease with Andean Financial Corporation ("AFC") for its corporate U.S. offices in Boca Raton, Florida, which lease may be renewed for an additional two year term. David Mayer, a Director of Bio-Aqua, is the sole shareholder, officer and director of AFC. The annual lease amount will be $30,000 annually, payable semi-annually, which includes all telephone and facsimile, secretarial and other expenses. These terms were negotiated on an arm's length basis and such terms are competitive with current lease terms for similar arrangements in the South Florida area. See "Certain Relationships and Related Transactions."

Legal Proceedings

         We are not a party to any pending legal proceeding the resolution of which, our management believes, would have a material adverse effect on our results of operations or financial condition, nor to any other pending legal proceedings other than ordinary, routine litigation incidental to its business.

                                   MANAGEMENT

Directors and Executive Officers of Bio-Aqua Systems, Inc.

Name                                        Age               Position
----                                        ---               --------
Max Rutman (1)                              59                Chief Executive Officer, President,
                                                              Chairman of the Board of Directors
Guillermo Quiroz (2)                        49                Chief Financial Officer, Vice President of
                                                              Finance and Administration,  Director
Nestor Lagos (2)                            48                Director
Sergio Vivanco (2)                          46                Director
David Mayer (1)                             57                Director, Assistant Secretary

-------------
(1) Has served in his position since the Bio-Aqua's inception in March 1999.
(2)      Will commence serving in his position upon the Effective Date.

Max Rutman has served as Chief Executive Officer, President and Chairman of the Board of Directors of Bio-Aqua since its inception in March 1999 and as the Chief Executive Officer and Chairman of the Board of Directors of Tepual since its incorporation. Mr. Rutman has served as General Manager of Tepual since 1989. See "Certain Relationships and Related Transactions." Mr. Rutman has received a degree in chemical engineering from the Universidad de Santiago and a Masters in food science from Massachusetts Institute of Technology (MIT). Mr. Rutman has served as the head of Bioengineering Division and former Director of the Protein Group at I.F.O.P. (Chile's Institute of Fisheries Development), and visiting Professor at the following

Universities: Universidad Catolica, Universidad Catolica de Valparaiso and Universidad de Santiago, in Food Science, and Biotechnology. Mr. Rutman has also been consultant to the World Bank, the Interamerican Development Bank, the Ford Foundation, MIT and Colorado State University's International Development Agency. Mr. Rutman is a member of the Academy of Science and the Institute of Food Technology. Mr. Rutman is also the sole shareholder of Profeed, Inc. and Flagship Import Export Corporation. See "Certain Relationships and Related Transactions."

Guillermo Quiroz has served as Chief Financial Officer, Vice President of Finance and Administration, and member of the Board of Directors of Bio-Aqua as of the Effective Date. Mr. Quiroz has served as President, Chief Financial Officer and Vice President of Finance and Administration of Tepual since October 1998 and as member of the Board of Directors of Tepual since May 1999. Mr. Quiroz has also been a financial advisor for Tepual since 1994. From 1985 through 1994 Mr. Quiroz served as the General Manager and legal representative for Salmosur S.A., a fish farming company. From 1994 through April 1997 Mr. Quiroz was the Chief Executive Officer for Soalva S.A., a Chilean dairy producer and distributor and also a financial advisor for Varmontt S.A., a Chilean transportation company. From May 1997 through September 1998 Mr. Quiroz was the Chief Financial Officer for Empresas Dicsa S.A., a Chilean company engaged in the import, distribution and service of construction and mining equipment where he was responsible for financial planning and corporate administration throughout Chile, Peru, Argentina and Bolivia. Mr. Quiroz is a commercial engineer and auditor.

Nestor Lagos has served as a member of Bio-Aqua's Board of Directors as of the Effective Date and as a member of Tepual's Board of Directors since April 1999. Dr. Lagos has led Bio-Aqua's red tide research department since 1994. Dr. Lagos is also a Professor of Membrane Physiology at the Universidad de Chile located in Santiago, Chile. Dr. Lagos is a biochemist with a Ph.D. in biology and has also received post-doctoral training at the University of California, Los Angeles (UCLA). See "Advisors and Key Personnel."

Sergio Vivanco has served as a member of Bio-Aqua's Board of Directors as of the Effective Date. Since November 1997, Mr. Vivanco has served as a member of the Board of Directors of Uniservice Corporation (NASDAQ SmallCap: "UNSRA," "UNSRW"). Since 1991, Mr. Vivanco has served as a member of the Board of Directors of Kentucky Foods Chile, S.A., the Kentucky Fried Chicken franchisee in Chile. Mr. Vivanco has been an attorney since 1979 and has served as general counsel to Tepual since 1998. Mr. Vivanco is a partner in the law firm of Abud, Vivanco and Vergara in Santiago, Chile, which serves as Bio-Aqua's legal counsel in Chile.

David Mayer has served as a member of Bio-Aqua's Board of Directors and Assistant Secretary of Bio-Aqua since March 1999 and has entered into a ten (10) year consulting agreement with the Bio-Aqua. Since July 1997, Mr. Mayer has served as the President of Andean Financial Corporation. See "Certain Relationships and Related Transactions." Since November 1997, Mr. Mayer has also served as a member of the Board of Directors and Assistant Secretary of Uniservice Corporation (NASDAQ SmallCap: "UNSRA," "UNSRW"). From

January 1992 to March 1996, Mr. Mayer was a consultant to various companies where he assisted with mergers and acquisitions.

Directors and Executive Officers of Tepual

         The directors and executive officers of Tepual are as follows:

Name                                        Age               Position
----                                        ---               --------
Max Rutman(1)                               59                Chief Executive Officer, Director
Guillermo Quiroz(1)                         49                Chief Financial Officer, President, Director
Nestor Lagos (1)                            48                Director

(1)      See "Directors and Executive Officers of Bio-Aqua."

Election of Directors

         Each Director of Bio-Aqua is elected at the annual meeting of shareholders and holds office until the next annual meeting of shareholders, or until his or her successor is elected and qualified. The Bylaws permit the Board of Directors to fill any vacancy and such director may serve until the next annual meeting of shareholders or until his successor is elected and qualified.

         We have agreed that for a period of three years after the Effective Date, if requested by the Representative, we will use our best efforts to cause one individual designated by the Representative to be elected to Bio-Aqua's Board of Directors, which individual may be a director, officer, employee or affiliate of the Representative. Alternatively, the Representative may designate a person to attend meetings of Bio-Aqua's Board of Directors as an observer for three years following the Effective Date.

Directors' Compensation

         Upon the Effective Date, Bio-Aqua's non-employee Directors, David Mayer and Sergio Vivanco, will receive $100 plus expenses, for attendance at each meeting of the Board of Directors, as well as reimbursement of reasonable out-of-pocket expenses incurred in connection with their attendance at the meetings. We intend to purchase directors and officers insurance as soon as practicable to the extent that it is available and cost effective to do so.

Committees of the Board of Directors

         The Audit Committee will be established upon the Effective Date and will consist of Max Rutman, Guillermo Quiroz, Sergio Vivanco and David Mayer. The Audit Committee will review the work of the audit staff and direct reports covering such work to be prepared. The Audit Committee will oversee our continuous audit program to attampt to protect against improper and unsound practices and to attempt to furnish adequate protection for its assets and records. The Audit

Committee also will act as liaison to our independent certified public accountants, and will conduct such work as is necessary and will receive written reports, supplemented by such oral reports as it deems necessary, from our independent certified public accountants.

         The Compensation and Stock Option Committee will be established upon the Effective Date and will consist of Messrs. Rutman, Quiroz and Mayer. The Compensation and Stock Option Committee will make recommendations with respect to compensation of senior officers and granting of stock options and stock awards.

         The Nominating Committee will be established upon the Effective Date and will consist of Messrs. Rutman, Vivanco and Quiroz. The Nominating Committee will make recommendations with respect to qualified individuals to become members of Bio-Aqua's Board of Directors.

         Of the five members of the Board of Directors, Messrs. Vivanco and Mayer are non- employee directors. However, we have entered into a consulting agreement with Mr. Mayer. See "Certain Relationships and Related Transactions."

Appointment of Officers

         Officers are elected annually by the Board of Directors and their terms of office are, except to the extent governed by employment contracts, at the discretion of the Board. Our officers devote full time to the business.

Executive Compensation and Employment Agreements

         The following table sets forth compensation awarded to, earned by or paid to our Chief Executive Officer and each executive officer whose compensation exceeded $100,000 for the year ended December 31, 1998. We did not grant any stock options, restricted stock awards or stock appreciation rights or make any long-term incentive plan payments during 1998.

                                         Summary Compensation Table(1)(2)
                                                                                          Other Annual
Name and Principal Position               Year         Salary($)           Bonus ($)      Compensation($)
---------------------------               ----         ---------           ---------      ---------------
Max Rutman CEO,                           1998          $  48,000           $    -0-          $   -0-
   President and Chairman                 1997             48,000                -0-              -0-
                                          1996             48,000                -0-              -0-

---------

(1)      This table is based solely upon compensation received from Tepual.
(2)      Includes "ISAPRE" payments described under "Employment Agreements-
         ISAPRE."

Employment Agreements

         Max Rutman, Chief Executive Officer, President and Chairman. Tepual, our subsidiary, will enter into a written three-year employment agreement with Mr. Rutman, which shall commence upon the Effective Date. Pursuant to the terms and conditions of his employment agreement, Mr. Rutman shall receive an initial annual base salary of $200,000, annual bonuses of up to $100,000, as determined by Tepual's Board of Directors. Mr. Rutman shall be reimbursed for his ordinary and necessary business expenses including fees for membership in one business or social club, up to a maximum of $10,000 per year, and in other clubs and organizations as Tepual and Mr. Rutman shall mutually agree are necessary and appropriate.

         Guillermo Quiroz, Chief Financial Officer. Tepual, our subsidiary, will enter into a written two year employment agreement with Guillermo Quiroz, which shall commence upon the Effective Date. Pursuant to the terms and conditions of his employment agreement, Mr. Quiroz shall receive an initial annual base salary of $100,000, bonuses of up to $20,000 per year, as determined by Tepual's Board of Directors, as well as $7,500 for automobile expenses. Prior to the Effective Date, Mr. Quiroz entered into a written employment agreement with Tepual, which employment agreement will terminate upon the Effective Date of the written employment agreement with Tepual described herein.

         Chilean Social Security/AFP and ISAPRE. Messrs. Rutman and Quiroz are also entitled to receive certain social security benefits pursuant to Chilean law. The Social Security laws in Chile were established as a private system that requires all companies to retain approximately 20% of the gross salaries of its employees, up to a maximum of $4,408.95 per year, which is used to pay both Administrators of Pension Funds Companies ("AFP") and Institutions of Provisional Health ("ISAPRE").

         The allocation of this 20% to each service is approximately as follows:

         (a) 10% to the AFP: This amount is deposited in an individual interest-bearing account of each employee to cover their retirement. In Chile, the age of retirement is 60 for women and 65 for men.

         (b) 3% to the AFP: This amount covers any partial or permanent disability and, in the case of death, will provide a monthly amount to the deceased's spouse. The amount paid corresponds to 70% of an employee's average salary, based upon the last 10 years of the employee's life.

         (c) 7% to ISAPRE: This amount covers medical fees, hospitalization and clinical examinations. This percentage may be voluntarily increased by the employee according to the employee's contractual agreement with the employee's ISAPRE. In many instances it may be necessary to pay additional costs for health care.

         Additionally, Chilean law requires the payment of one month salary (up to a maximum of approximately $2,736.00) for each year (or portion thereof in excess of six months worked in the last year), worked by the employee when he is dismissed without cause, subject to a maximum of eleven months (up to a maximum of $2,736.00 per month, or an aggregate of $30,104.00). When the employee terminates his or her employment, no compensation is legally required.

Stock Options

         During fiscal year 1998, there were no option or SAR grants to any persons, including any of our executive officers or directors.

Incentive and Non-Qualified Stock Option Plan

         On June 1, 1999, the Board of Directors and a majority of Bio-Aqua's shareholders adopted our Stock Option Plan (the "Plan"). The purpose of the Plan is to increase the employees', advisors', consultants', and directors' proprietary interest in Bio-Aqua and Tepual, to align more closely their interests with the interests of Bio-Aqua's shareholders, and to enable us to attract and retain the services of experienced and highly qualified employees and directors. Bio-Aqua has reserved an aggregate of 300,000 shares of Class A Common Stock under the Plan.

         Our Board of Directors, or a committee thereof, administers and interprets the Plan and is authorized to grant options thereunder to all eligible employees of Bio-Aqua, including officers and directors (whether or not employees) of Bio-Aqua. The Plan provides for the granting of "incentive stock options" (as defined in Section 422 of the Internal Revenue Code), non-statutory stock options and "reload options." Options may be granted under the Plan on such terms and at such prices as determined by the Board, or a committee thereof, except that in the case of an incentive stock option granted to a 10% shareholder, the per share exercise price will not be less than 110% of such fair market value.

         The exercise price for any option under the Plan may be paid in cash, in shares of Class A Common Stock or such other consideration that is acceptable to the Board of Directors or the committee thereof. If the exercise price is paid in whole or in part in Class A Common Stock, such exercise may result in the issuance of additional options, known as "reload options," for the same number of shares of Class A Common Stock surrendered upon the exercise of the underlying option. The reload option would be generally subject to the same provisions and restrictions set forth in the Plan with respect to the underlying option except as varied by the Board of Directors or the committee thereof. A reload option enables the optionee to ultimately own the same number of shares as the optionee would have owned if the optionee had exercised all options for cash.

         Options granted under the Plan will be exercisable after the period or periods specified in the option agreement. Options granted under the Plan are not exercisable after the expiration of five years from the date of grant and are not transferable other than by will or by the laws of descent and distribution. The Plan also authorizes us to make loans to optionees to enable them to exercise their options.

         As of the Effective Date, no options have been granted pursuant to the Plan. Furthermore, to the extent that any options granted within the first year are exercised, the underlying shares of Class A Common Stock will be subject to a 24 month lock-up period commencing on the Effective Date.

Option Exercises and Holdings

         To date, we have not issued any options or SARs to any persons thus, during fiscal year 1998, no options or SARs were exercised or unexercised during fiscal year 1998.

Indemnification of Officers and Directors

         The Florida Business Corporation Act ("Corporation Act") permits the indemnification of directors, employees, officers and agents of Florida corporations. However, the provisions of the Corporation Act that authorize indemnification do not eliminate the duty of care of a director, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available. Bio-Aqua's Articles of Incorporation and Bylaws provide that we shall indemnify our directors and officers to the fullest extent permitted by the Corporation Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Bio-Aqua pursuant to the foregoing provisions, we have been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Limitation of Liability

         Under Florida law, our directors are protected against personal liability for monetary damages from breaches of their duty of care. As a result, our directors will not be liable in an action by Bio-Aqua or a shareholder for monetary damages alleging negligence or gross negligence in the performance of their duties. In such actions, they remain liable for monetary damages for willful misconduct, conscious disregard of the best interest of Bio-Aqua, and for transactions from which a director derives an improper personal benefit. Directors also remain liable under another provision of Florida law which makes directors personally liable for unlawful distributions and which expressly sets forth a negligence standard with respect to such liability. The liability of Bio-Aqua's directors under federal or applicable state securities laws is also unaffected.

         While our directors have protection from awards of monetary damages for breaches of fiduciary duty, that does not eliminate their fiduciary duty. Equitable remedies, such as an injunction or rescission based upon a director's breach of fiduciary duty, are still available.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Upon the effective date, (i) Flagship will purchase 1,529,910 shares and Atik will purchase 169,990 shares totaling 1,699,900 shares of our Class B Common Stock for $3,540,290, and (ii) we will purchase Flagship's and Atik's combined 99.9% interest in Tepual for $3,540,290 and Tepual shall then become a majority owned (99.9%) subsidiary of Bio-Aqua. The remaining 15 shares of Tepual will continue to be owned by Max Rutman, through his interest in Flagship (Chilean law requires that a Chilean corporation be owned by not less than two shareholders). The current shareholders of Tepual are Flagship (90%) and Atik (10%). Mr. Rutman, through his ownership interest in Flagship, will retain a
 .01% interest (15 shares) in Tepual in order to comply with Chilean law. Flagship is a Bahamian corporation whose sole shareholder is Max Rutman. Atik is a Chilean corporation whose shareholders are Paulina and Andrea Rutman, daughters of Max Rutman.

         Upon the Effective Date, we will enter into a two year lease, which lease may be renewed for an additional term of two years, with Andean Financial Corporation to use a portion of Andean Financial Corporation's facilities in Boca Raton, Florida, for our corporate U.S. offices. David Mayer, a Director of Bio-Aqua, is the sole shareholder, officer and director of Andean Financial Corporation. The annual lease amount will be $30,000 payable semi-annually. These terms were negotiated on an arm's length basis and such terms are competitive with the going rates.

         On the date of closing, we will acquire the rights to the brands and patents "Inual(TM)" and "Tepual(TM)" from Profeed, Inc., a Bahamian corporation, owned and controlled by Max, Andrea and Paulina Rutman, in consideration of an aggregate of $1.3 million, of which $400,000 will be paid from the proceeds of this offering and the balance out of the Over Allotment Options, should such options be exercised by the underwriter, or from a percentage of the gross proceeds of the sale of products sold under the Tepual and Inual brands at 5% per quarter, payable over a three year period, or otherwise mutually agreed upon. We believe that the terms of these acquisitions are competitive with the going rates.

         As of the Effective Date and unless otherwise agreed upon, we will enter into a ten year agreement with David Mayer, a Director of Bio-Aqua, whereby Mr. Mayer shall perform certain services for Bio-Aqua, including advising in the preparation and implementation of Bio-Aqua's business plan, research, evaluation and negotiations with strategic partners and alternative sources of credit and financial opportunities, assisting in conducting market surveys, assisting in shareholder and investor relations, assisting in the preparation of reports to shareholders and investors, and acting as the U.S. liaison. In consideration for these services, Mr. Mayer receives an annual fee of approximately $30,000.00, or as otherwise agreed upon by the parties, commencing as of the Effective Date.

         We will receive a minimum of $40,000 monthly from Biosur S.A., a Chilean corporation in consideration for giving Biosur S.A. an exclusive right to buy and distribute our Chilean poultry vaccines. Biosur S.A. is owned by Atik, a Chilean corporation. The shareholders of Atik are Paulina and Andrea Rutman, daughters of Max Rutman. Atik is a shareholder of Bio-Aqua.

         We believe that all transactions with our officers, shareholders and each of our affiliated companies have been made on terms no less favorable to the Company than those available from unaffiliated parties. In the future, we intend to handle transactions of a similar nature on terms no less favorable to Bio-Aqua than those available from unaffiliated parties.

                                BRIDGE FINANCING

         Between April and May1999, we received loans in the aggregate amount of $150,000 from unrelated third party accredited investors. These loans are evidenced by promissory notes bearing interest at 8% per year. We are obligated to repay two of these loans on the earlier of (i) the closing of this Offering or (ii) January 1, 2001. A loan to Inversiones Kau Kau, S.A., a Chilean corporation, for $50,000 is due on the earlier of (i) the closing of this offering or (ii) October 31, 1999. As additional consideration, the investors that loaned us $150,000 received an aggregate of 35,294 shares of Class A Common Stock.

                             PRINCIPAL SHAREHOLDERS

         The following table sets forth certain information regarding the Common Stock beneficially owned as of the date of this Prospectus (i) by each person who is known by Bio- Aqua to own beneficially 5% or more of the Common Stock;
(ii) by each of Bio-Aqua's executive officers and directors; and (iii) by all executive officers and directors of Bio-Aqua as a group. Unless otherwise set forth, the mailing addresses for the individuals named below is General Ekdhal 159, Santiago, Chile.

                                        Number of Shares
                                        of Common Stock                 Ownership                              Voting
                                       Beneficially Owned              Percentage                            Percentage
Name and Address of                   Before and After            Before             After            Before           After
Beneficial Owner                          Offering               Offering        Offering(1)(2)      Offering      Offering(1)(2)
----------------                          --------               --------        --------------      --------      --------------
Flagship Import Export
Corporation                         1,529,910(3)(4)(6)               85.7%         48.000%(4)             89.10%        76.6%
Atik, S.A.                            169,990(4)(5)(6)                9.5%         05.200%(4)              9.89%         8.5%
Max Rutman                          1,530,010(3)(6)(7)(8)            85.7%         48.000%(5)             89.10%        76.6%
Guillermo Quiros                           -0-                         -0-             -0-                   -0-          -0-
David Mayer(9)                         51,000                         2.9%          1.600%                  .51%          -0-
Nestor Lagos                               -0-                         -0-             -0-                   -0-          -0-
All executive officers and
directors as a group (6 persons)    1,581,010(3)(7)(8)               88.5%         49.600%                92.06%        79.2%

--------------------
(1)      Assumes no exercise of the Over-Allotment Option.  See "Underwriting."

(2) Does not give effect to the issuance or exercise of Warrants offered hereby.

(3) Includes 1,529,910 shares of Class B Common Stock issued to Flagship Import Export Corporation ("Flagship") in connection with the Stock Purchases. See Note 1 to "Notes to Financial Statements." Flagship is owned and controlled by Mr. Rutman. See "Certain Relationships and Related Transactions."

(4) Represents shares of Class B Common Stock that have 5 votes for each share of Class B Common Stock held. See "Description of Securities."

(5) Includes 169,990 shares of Class B Common Stock issued to Atik, S.A. ("Atik") in connection with the Stock Purchases. See Note 1 to "Notes to Financial Statements." Atik is owned by Paulina and Andrea Rutman, daughters of Max Rutman.

(6) While the shares held by Mr. Rutman, Flagship and Atik, directly or indirectly, will represent 53.2% of the outstanding Common Stock issued, they will represent an approximately 85% voting interest in Bio-Aqua, since holders of Class B Common Stock are entitled to 5 votes for each share of Class B Common Stock held.

(7) Includes 100 shares of Class B Common Stock issued to Mr. Rutman as founders shares.

(8) Includes 1,529,910 shares of Class B Common Stock issued to Flagship in connection with the Stock Purchases. Does not include 169,990 shares of Class B Common Stock issued to Atik.

(9)      Mr. Mayer's address is 1900 Glades Road, Suite 351, Boca Raton, Florida
         33301.

                            DESCRIPTION OF SECURITIES

Common Stock

         We are currently authorized to issue up to 22,000,000 shares of Common Stock, of which 20,000,000 shares are designated as Class A Common Stock and 2,000,000 shares are designated as Class B Common Stock. As of the Effective Date, there were (i) 86,294 shares of Class A Common Stock outstanding, and (ii) 1,700,000 shares of Class B Common Stock outstanding. We have also reserved up to an aggregate of 300,000 shares of Class A Common Stock pursuant to our Plan, under which we may issue options subject to the approval of the Representative (for a period of twelve months from the Effective Date, and to the extent any granted options are exercised, the underlying shares of Class A Common Stock shall be subject to a 24-month lockup period from the Effective Date).

         Upon our liquidation, dissolution or winding up, after payment of creditors and holders of any senior securities of Bio-Aqua, including preferred stock, as applicable, our assets will be divided pro rata on a per share basis among the holders of the shares of Common Stock. The Common Stock has no preemptive or other subscription rights, and there are no conversion rights or redemption or sinking fund provisions with respect to such shares. All outstanding shares of Common Stock are, and the shares of Class A Common Stock offered hereby will be, upon completion of this Offering, fully paid and non-assessable.

         Subject to the dividend rights of the holders of any other class of common stock or preferred stock, if applicable, holders of shares of Common Stock are entitled to share, on a ratable basis, such dividends as may be declared by the Board of Directors out of funds legally available therefor. Bio-Aqua has never paid dividends on any class of Common Stock since its inception in March 1999.

         Class A Common Stock and Class B Common Stock

         Holders of shares of Class A Common Stock are entitled to one vote per share on all matters to be voted on by the shareholders. Holders of shares of Class B Common Stock are entitled to five (5) votes per for each share of Class B Common Stock on all matters to be voted on by the shareholders. Neither holders of Class A Common Stock nor Class B Common Stock have cumulative voting rights. Accordingly, the holders of more than 50% of the voting rights for the election of directors can elect all of the directors if they choose to do so, and in such event, the holders of the remaining shares will not be able to elect any directors. Following this Offering, management will have the ability to vote directly or indirectly 1,700,000 shares of Class B Common Stock or approximately 85% of the votes of Bio-Aqua, without giving effect to the exercise of the Over-Allotment Option or the Representative's Warrants. Our Bylaws require that only a majority of the issued and outstanding voting shares of Common Stock need be represented to constitute a quorum and to transact business at a shareholders' meeting.

         Subject to the approval of the Representative (for the first 24 months following the Effective Date), holders of Class B Common Stock have the right to
(1) transfer or sell shares of Class B Common Stock, and/or (2) convert shares of Class B Common Stock into shares of Class A Common Stock on a "one share for one share" basis, provided that any shares so converted (but not sold or transferred) will only be entitled to one vote per share. Any persons acquiring shares of Class B Common Stock in a private transaction, either by means of a transfer or sale, shall be entitled to 5 votes for each one share of Class B Common Stock held. See "Underwriting." Each certificate representing shares of Class B Common Stock contains a legend setting for the restrictions imposed by the Representative. See "Shares Eligible for Future Sale."

Preferred Stock

         The Board of Directors has the authority to issue up to 5,000,000 shares, par value $.0001, of Bio-Aqua's preferred stock and to fix the dividend, liquidation, conversion, redemption and other rights, preferences and limitations of such shares without any further vote or action of the shareholders, but subject to the approval of the Representative for a period of one (1) year from the Effective Date (but which shares shall be subject to a lock-up period of twenty-four months from the Effective Date).

Warrants

         Our Warrants will be issued in registered form pursuant to an agreement dated as of the Effective Date (the "Warrant Agreement"), between Bio-Aqua and American Stock Transfer and Trust Company as Warrant Agent. The following discussion of certain terms and provisions of our Warrants is qualified in its entirety by reference to the Warrant Agreement. A form of the certificate representing our Warrants which form a part of the Warrant Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part.

         Each of our Warrants entitles the registered holder to purchase one share of Class A Common Stock. Our Warrants are exercisable at a price of $6.25 (which exercise price has been arbitrarily determined by the Company and the Representative) subject to certain adjustments. Our Warrants are entitled to the benefit of adjustments in their exercise prices and in the number of shares of Class A Common Stock or other securities deliverable upon the exercise thereof in the event of a stock dividend, stock split, reclassification, reorganization, consolidation or merger.

         Our Warrants may be exercised, in whole or in part, for a period of five (5) years from the Effective Date, unless we extend such period. After the expiration date, Warrant holders shall have no further rights.

         Warrant holders do not have any voting or any other rights as shareholders of the Company. Our Warrants will not be redeemable for a period of twelve (12) months following the Effective Date, at which time our Warrants may be redeemed by the Company for $0.15 per

Warrant on not less than thirty (30) days prior written notice, subject to exercise by the Warrant holder, if the closing bid price for our Class A Common Stock has been at least $8.50 per share for thirty (30) consecutive trading days. If the Company exercises its right to redeem Warrants, such Warrants may still be exercised by the holder thereof until the close of business on the day immediately preceding the date fixed for redemption. If any Warrant called for redemption is not exercised by such time, it will cease to be exercisable, and the holder thereof will be entitled only to the redemption price. The foregoing notwithstanding, the Company may not redeem our Warrants at any time that a current registration statement under the Act covering the shares of Class A Common Stock issuable upon exercise of our Warrants is not then in effect. Additionally, the issuance of such shares to the holder must be registered, qualified or exempt under the laws of the state in which the holder resides. If required, the Company will file a new registration statement with the Commission with respect to the securities underlying our Warrants prior to the exercise of such Warrants and will deliver a prospectus with respect to such securities to all holders thereof as required by Section 10(a)(3) of the Act. See "Risk Factors "Current Prospectus and State Blue Sky Registration Required to Exercise Warrants."

Certain Florida Legislation

         Florida has enacted legislation that may deter or frustrate takeovers of Florida corporations. The provisions of Florida corporate law relating to control share acquisitions (the "Florida Control Share Act") generally provide that shares acquired in excess of certain specified thresholds will not possess any voting rights unless such voting rights are approved by a majority of a corporation's disinterested shareholders. The provisions of the Florida Control Share Act apply to the Company. The provisions of Florida corporate law relating to affiliated transactions (the "Florida Affiliated Transactions Act") generally require super majority approval by disinterested shareholders of certain specified transactions between a public corporation and holders of more than 10% of the outstanding voting shares of the corporation (or their affiliates). The provisions of the Florida Affiliated Transactions Act do not apply to the Company because it has opted out of such act. The Company's Articles of Incorporation and Bylaws also authorize the Company to indemnify the Company's directors, officers, employees and agents. See "Management - Indemnification of Officers and Directors." In addition, the Articles of Incorporation and Florida law presently limit the personal liability of corporate directors for monetary damages, except where the directors (i) breach their fiduciary duties and (ii) such breach constitutes or includes certain violations of criminal law, a transaction from which the directors derived an improper personal benefit, certain unlawful distributions or certain other reckless, wanton or willful acts or misconduct. See "Management - Limitation of Liability."

Anti-takeover Effects of Certain Provisions of the Company's Articles of Incorporation and Bylaws.

         Certain provisions of the Articles of Incorporation and Bylaws of Bio-Aqua described below may delay, defer or prevent a tender offer or takeover attempt, including attempts that might result in a premium being paid over the market price for the shares held by shareholders.

Such provisions could result in the Company being less attractive to a potential acquiror or in shareholders receiving less for their shares in the event of a take-over attempt.

         Class B Common Stock.

         Holders of Class B Common Stock are entitled to five (5) votes for each share of Class B Common Stock held. Upon the Effective Date, Max Rutman will own or control, directly or indirectly, approximately 53.2% of the Common Stock and will have the right to cast 85% of the votes. The Class B Common Stock could be utilized under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company.

         Preferred Shares

         The Board of Directors is empowered, without shareholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or the rights of the holders of Common Stock. In the event of issuance, the preferred stock could be utilized under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. Although the Company has no present intention to issue any shares of its preferred stock, there can be no assurance that the Company will not do so in the future. See "Description of Securities - Preferred Stock"

         Special Meeting of Shareholders.

         The Articles of Incorporation and Bylaws of Bio-Aqua provide that special meetings of shareholders of the Company may be called only by a majority of the Board of Directors, the Company's Chief Executive Officer or holders of not less than ten percent (10%) of the Company's outstanding voting stock.

Transfer Agent and Registrar

         The transfer agent, warrant agent, and registrar for our Class A Common Stock and our Warrants is Florida Atlantic Stock Transfer, Inc., 7130 Nob Hill Road, Tamarac, Florida 33321; (954) 726-4954.

                         SHARES ELIGIBLE FOR FUTURE SALE

         Upon the consummation of this Offering, the Company will have 1,486,294 shares of Class A Common Stock outstanding (1,696,294 shares if the Over-Allotment Option is exercised in full but without giving effect to the exercise of our Warrants) and 1,700,000 shares of Class B Common Stock outstanding, of which 35,294 shares of Class A Common Stock and all of the Class B Common Stock outstanding are "restricted securities" as such term is defined under the Act.

         The 1,400,000 shares of Class A Common Stock sold in this Offering (1,610,000 shares if the Over-Allotment Option is exercised in full) will be freely tradeable without restriction or further registration under the Act, except for any shares purchased by an "affiliate" of the Company (in general, a person who has a control relationship with the Company), which shares will be subject to the resale limitations of Rule 144 under the Act. An additional 1,400,000 shares of Class A Common Stock have been registered (1,610,000 shares if the Over-Allotment Option is exercised in full) and reserved for issuance upon exercise of our Warrants.

         In general, Rule 144 promulgated under the Act permits a shareholder of the Company who has beneficially owned restricted shares of any class of Common Stock for at least one year to sell without registration, within a three-month period, such number of shares not exceeding the greater of one percent of the then outstanding shares of any class of Common Stock or, generally, the average weekly trading volume during the four calendar weeks preceding the sale, assuming compliance by the Company with certain reporting requirements of Rule
144. Furthermore, if the restricted shares of any class of Common Stock is held for at least two years by a person not affiliated with the Company (in general, a person who is not an executive officer, director or principal shareholder of the Company during the three month period prior to resale), such restricted shares can be sold without any volume limitation. Since the Company was not organized until March 18, 1999, the 51,000 shares of Class A Common Stock issued on March 18, 1999, will not be eligible to be resold until March 18, 2000, subject to the lock-up provisions described below. Any sales of shares pursuant to Rule 144 may have a depressive effect on the price of our Class A Common Stock.

         Notwithstanding the foregoing, all of the holders of Common Stock prior to the closing of this Offering (including Flagship and Atik, who will purchase 1,699,900 shares of Class B Common Stock of Bio-Aqua as of the Effective Date) have agreed not to, directly or indirectly, offer to sell, contract to sell, sell, transfer, assign, encumber, grant an option to purchase or otherwise dispose of any beneficial interest in such securities for a period of 24 months from the date hereof (with the exception of 35,294 shares of Class A Common Stock issued in connection with the Bridge Financing, which are subject only to a six month lock-up period), without the prior written consent of the Representative. Additionally, holders of any securities issued by the Company for a period of twelve months from the Effective Date (other than those Securities offered hereby, the Representative's Warrants and the underlying securities thereto) will also be subject to a 24-month lock-up period from the date of issuance. See "Bridge Financing." An appropriate legend referring to these restrictions will be marked on the face of the certificates representing all such securities.

                                  UNDERWRITING

         Subject to the terms and conditions of the Underwriting Agreement, the Underwriters named below, through their Representative, Emerson Bennett have severally agreed to purchase from us and we have agreed to sell to the such Underwriters, the respective number of shares of Class A Common Stock and Warrants set forth opposite their respective names at the initial public offering price, less the underwriting discounts set forth on the cover page of this Prospectus:

         Underwriters                                         Number of Shares          Number of Warrants
         ------------                                         ----------------          ------------------
         Emerson Bennett & Associates, Inc.

         TOTAL                                                     1,400,000                   1,400,000

         The Underwriting Agreement provides that the obligations of the Underwriters to pay for and accept delivery of the shares of Class A Common Stock and our Warrants are subject to approval of certain legal matters by counsel to the Underwriter and to certain other conditions precedent. The Underwriters are obligated to purchase all shares of Common Stock and our Warrants hereby (other than those covered by the Over-Allotment Option described below), if any such shares are purchased.

         We have been advised by the Representative of the Underwriters that the Underwriters propose initially to offer the shares of Common Stock and Warrants to the public at the offering price set forth on the cover page of this Prospectus and through members of the National Association of Securities Dealers, Inc. ("NASD"), and may allow a concession, not in excess of $.425 per share of Class A Common Stock and $.015 per Warrant, in their discretion, to certain domestic dealers who are members of the NASD and which domestic dealers agree to sell the Securities in conformity with the NASD Conduct Rules. The initial public offering price and concessions will not be changed by the Representative until after the Offering has been completed.

         At the closing of the sale of the Securities being offered hereby, we will sell to the Representative, the Representative's Warrants, for nominal consideration, entitling the Representative to purchase an aggregate of 140,000 shares of Class A Common Stock and 140,000 warrants, similar but not identical to our Warrants. The Representative's Warrants shall be non-exercisable and non-transferable (other than a transfer to affiliates of the Representative or members of the selling group) for a period of twelve months following the Effective Date. The Representative's Warrants and the underlying securities shall contain anti-dilution provisions and shall not be redeemable. The Representative's Warrants will be exercisable for a period of four years commencing one year following the Effective Date and, if the Representative's Warrants are not exercised during such period, they shall, by their own terms, automatically expire. The exercise price of each Representative Warrant shall be $6.375 per share of Class A Common Stock, $.225 per warrant, which are 150% of the public offering price of our Class A Common Stock, our Warrants and the shares of Class A Common Stock underlying our Warrants, respectively. In addition, we have granted to the Representative a single demand registration right and unlimited piggy back registration rights with respect to our Class A Common Stock and our Warrants underlying the Representative's Warrants for a period commencing at the beginning of the second year and concluding at the end of the fifth year following the Effective Date.

         In addition to the above, we have granted to the Representative an option exercisable for 45 days from the Effective Date, to purchase up to an additional 210,000 shares of Class A Common Stock and an additional 210,000 Warrants at the initial public offering price, less the underwriting discount set forth on the cover page of this Prospectus (the "Over-Allotment Option"). The Underwriters (or the Representative individually at its option) may exercise this option solely to cover over-allotments in the sale of the Securities being offered by this Prospectus.

         Prior to this Offering, there has been no public market for the Securities and there can be no assurances that an active public market for the Securities will be developed or, if developed, sustained after this Offering. The initial public offering price of our Class A Common Stock offered hereby and the exercise price and terms of our Warrants has been arbitrarily determined by negotiations between us and the Representative and may bear no relationship to our current earnings, book value, net worth or other established valuation criteria. The factors considered in determining the initial public offering prices included an evaluation by our management and the Representative of the history of and prospects for the industry in which we compete, an assessment of management, our prospects, our capital structure, and certain other factors deemed relevant. The initial public offering prices do not necessarily bear any relationship to our assets, book value, earnings or other established criterion of value. Such prices are subject to change as a result of market conditions and other factors, and no assurance can be given that a public market for the shares of Class A Common Stock and/or Warrants will develop after the close of the public offering, or if a public market in fact develops, that such public market will be sustained, or that the shares of Class A Common Stock and/or Warrants can be resold at any time at the initial public offering prices or any other prices. See "Risk Factors."

         We have agreed to pay the Underwriters a commission of ten percent (10%) of the gross proceeds of this Offering ("Underwriting Discount"), including the gross proceeds from the sale of the Over-Allotment Option, if exercised. We have also agreed to reimburse the Representative on a non-accountable basis for their expenses in the amount of three (3%) of the gross proceeds of this Offering, including proceeds from any Securities purchased pursuant to the Over-Allotment Option. The Representative's expenses in excess of the non-accountable expense allowance will be paid by the Representative. To the extent that the expenses of the Representative are less than the amount of the non-accountable expense allowance received, such excess shall be deemed to be additional compensation to the Representative.

         We have agreed to engage the Representative as a consultant for a period of two (2) years from the closing of this Offering, at a fee of $5,000 per month payable to the Representative, commencing on the Effective Date and continuing for a period of twenty-four (24) months.

         We have agreed to indemnify the Underwriters against any costs or liabilities incurred by the Representative by reasons of misstatements or omissions to state material facts in connection with statements made in the Registration Statement or the Prospectus. The Representative has, in turn agreed to indemnify us against any liabilities by reason of misstatements or omissions to state material facts in connection with the statements made in the Prospectus, based on information relating to the Representative and furnished in writing by the Representative. To the extent that this indemnification may purport to provide exculpation from possible liabilities arising from the federal securities laws, in the opinion of the Commission, such indemnification is contrary to public policy and therefore unenforceable.

         Shares of Common Stock held by our existing shareholders immediately prior to the Effective Date and any other securities issued for a period of twelve months from the Effective Date (other than those offered hereby, including the underlying securities, the Representative's Warrants and the underlying securities thereto), are subject to a 24-month lock-up period (with the exception of 35,294 shares of Class A Common Stock issued in connection with Bridge Financing in the principal amount of $150,000, which are subject only to a six month lock-up period. See "Bridge Financing"). The lock-up periods begin on the later of (i) the date of issuance or (ii) the Effective Date, and are subject to early termination at the sole discretion of the Representative. An appropriate legend referring to these restrictions will be marked on the face of the certificates representing all such securities. Moreover, for a period of twelve months from the Effective Date, we will not sell or otherwise dispose of any Securities without the prior written consent of the Representative.

         The Representative of the Underwriters shall have the right to designate of a member of the Board of Directors, or at the Representative's option, to designate one individual to attend the meetings of our Board of Directors for a period of three years after the Effective Date. In addition, for a period of three years, the Representative shall have a right of first refusal to sell the Company's securities in a public or private offering.

         The foregoing is a summary of the principal terms of the agreement described above and does not purport to be complete. Reference is made to the Underwriting Agreement which is filed as an exhibit to the Registration Statement. See "Additional Information."

                                  LEGAL MATTERS

         Legal matters in connection with our Class A Common Stock and our Warrants being offered hereby will be passed upon for us by Atlas, Pearlman, Trop & Borkson, P.A., Fort Lauderdale, Florida. The Company is being represented as to matters of Chilean law by the law firm of Abud, Vivanco and Vergara, Santiago, Chile. Certain legal matters will be passed upon for the Underwriters by the law firm of Sacher, Zelman, Stanton, Paul, Beiley & Van Sant, P.A., Miami, Florida. Atlas, Pearlman, Trop & Borkson, P.A. has from time to time provided legal representation to the Representative.

                                     EXPERTS

         The balance sheets of Bio-Aqua and its subsidiary, Tepual, as of December 31, 1998 and 1997, and the related statements of income, stockholders' equity and cash flows for the years then ended, included in this Prospectus have been so included in reliance upon the report of Spear,

Safer, Harmon & Co., P.A., independent accountants, given on authority of said firm as experts in auditing and accounting.

                             ADDITIONAL INFORMATION

         We have filed with the Commission a Registration Statement in Washington, D.C., on Form SB-2 under the Act, with respect to the securities being offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits thereto. For further information about us and the Securities offered hereby, reference is made to the Registration Statement and to the exhibits filed as a part thereof. The statements contained in this Prospectus as to the contents of any contract or other document identified as exhibits in this Prospectus are not necessarily complete, and in each instance, reference is made to a copy of such contract or document filed as an exhibit to the Registration Statement, each statement being qualified in any and all respects by such reference. The Registration Statement, including exhibits, may be inspected without charge at the principal reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; at its Northeast Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048; and at its Midwest Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and copies of such materials can be obtained from the Public Reference Section of the Commission at its principal office in Washington, D.C. set forth above upon payment of prescribed fees. Additionally, the Commission maintains a Web sit that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission and the address of such site is (http://www.sec.gov).

         We intend to furnish our shareholders with annual reports containing audited financial statements and such other periodic reports as we may from time to time deem appropriate or as may be required by law.

                             BIO-AQUA SYSTEMS, INC.

                            SUPPLEMENTAL CONSOLIDATED
                              FINANCIAL STATEMENTS

                           DECEMBER 31, 1998 AND 1997

                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------


Board of Directors
Bio-Aqua Systems, Inc.
Boca Raton, Florida

We have audited the accompanying supplemental consolidated balance sheets of Bio-Aqua Systems, Inc. (the "Company") as of December 31, 1998 and 1997, and the related supplemental consolidated statements of income, stockholders' equity and cash flows for the years ended December 31, 1998 and 1997. These supplemental consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these supplemental consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the supplemental consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the supplemental consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The supplemental consolidated financial statements give retroactive effect to the tax free exchange of shares between the Company and Tepual, S.A., which will be effectuated at the time of the closing of a public offering of the Company's stock, which has been accounted for as a pooling of interests as described in
Note 1 to the supplemental consolidated financial statements. Generally accepted accounting principles prescribe giving effect to a consummated business combination accounted for by the pooling of interests method in financial statements that do not include the date of consummation as if the business combination occurred for the periods presented. In addition, they will become the historical consolidated financial statements of the Company after financial statements covering the date of consummation of the business are issued.

In our opinion, the supplemental consolidated financial statements referred to above present fairly, in all material respects, the financial position of Bio-Aqua Systems, Inc. as of December 31, 1998 and 1997, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles applicable after financial statements are issued for a period which includes the date of consummation of the business combination.




Miami, Florida
February 26, 1999

                             BIO-AQUA SYSTEMS, INC.

                    Supplemental Consolidated Balance Sheets



                                   A S S E T S

                                                                                                   December  31,
                                                                    March 31,         --------------------------------------
                                                                      1999                    1998                   1997
                                                                ---------------       ------------------  ------------------
                                                                 (Unaudited)
Current Assets:
    Cash                                                       $       47,329         $      136,489        $         29,168
    Accounts receivable                                             3,350,391              2,981,674               1,583,271
    Due from related parties (Note 2)                                  71,147                      -                 250,672
    Other receivables                                                       -                 69,082                  65,646
    Inventory                                                         641,985                761,869                 297,946
    Income taxes receivable (Note 3)                                  102,049                 52,231                 134,949
    Offering costs                                                     12,240                      -                       -
    Other current assets (Note 4)                                   1,351,662                683,325                 249,278
                                                               --------------         --------------        ----------------

           Total Current Assets                                     5,576,803              4,684,670               2,610,930
                                                               --------------         --------------        ----------------

Property and Equipment, net (Note 5)                                  931,798                984,676               1,393,603
                                                               --------------         --------------        ----------------

Other Assets:
    Software development costs, net (Note 6)                        1,318,363              1,217,759               1,091,147
    Other assets                                                        9,768                 24,645                  84,624
                                                               --------------         --------------        ----------------

                                                                    1,328,131              1,242,404               1,175,771
                                                               --------------         --------------        ----------------

                                                               $    7,836,732         $    6,911,750        $      5,180,304
                                                               ==============         ==============        ================



The accompanying notes are an integral part of these supplemental consolidated financial statements.

                             BIO-AQUA SYSTEMS, INC.

                      LIABILITIES AND STOCKHOLDERS' EQUITY

                                                                                                   December  31,
                                                                    March 31,         --------------------------------------
                                                                      1999                    1998                   1997
                                                                ---------------       ------------------  ------------------
                                                                  (Unaudited)
Current Liabilities:
   Accounts payable                                            $    1,391,252         $      990,749        $        294,023
   Obligations with banks: (Note 7)
     Lines-of-credit                                                2,163,962              1,525,968               1,193,338
     Current portion                                                  143,787                158,603                 106,320
   Notes payable (Note 8)                                              82,732                124,775                       -
   Accrued expenses and other current
    liabilities (Note 9)                                              347,139                399,638                 399,836
                                                               --------------         --------------        ----------------

         Total Current Liabilities                                  4,128,872              3,199,733               1,993,517
                                                               --------------         --------------        ----------------

Long-Term Liabilities:
   Obligations with banks, excluding
     current portion (Note 7)                                         455,962                478,813                 355,014
                                                               --------------         --------------        ----------------

Stockholders' Equity:
   Class A common stock, $.0001 par value;
    20,000,000 shares authorized, 51,000 shares
    issued and outstanding                                                  5                      -                       -
   Class B common stock, $.0001 par value;
    2,000,000 shares authorized; 1,700,000
    shares issued and outstanding                                         170                    170                     170
   Preferred stock, $.0001 par value;
    5,000,000 shares authorized; no shares
    issued and outstanding                                                  -                      -                       -
   Additional paid-in capital                                         423,566                411,331                 411,331
   Retained earnings                                                2,938,565              2,879,859               2,513,274
   Cumulative translation adjustment                                 (110,408)               (58,156)                (93,002)
                                                               --------------         --------------        ----------------

         Total Stockholders' Equity                                 3,251,898              3,233,204               2,831,773
                                                               --------------         --------------        ----------------

                                                               $    7,836,732         $    6,911,750        $      5,180,304
                                                               ==============         ==============        ================


The accompanying notes are an integral part of these supplemental consolidated financial statements.

                             BIO-AQUA SYSTEMS, INC.

                 Supplemental Consolidated Statements of Income



                                                           Three Months Ended                           Years Ended
                                                               March 31,                                December 31,
                                                ----------------------------------------    ----------------------------------
                                                       1999                  1998                 1998                1997
                                                ------------------     -----------------    ----------------     -------------
                                                    (Unaudited)           (Unaudited)
Revenues                                          $    1,391,358       $    1,464,567       $    6,873,512       $   5,238,299
Cost of Operations                                       999,015            1,056,267            4,853,553           3,571,678
                                                  --------------       --------------       --------------       -------------

Gross Profit                                             392,343              408,300            2,019,959           1,666,621

General and Administrative Expenses                      230,074              272,750            1,173,317             901,412
                                                  --------------       --------------       --------------       -------------

Income from Operations                                   162,269              135,550              846,642             765,209
                                                  --------------       --------------       --------------       -------------

Other Income (Expenses):
   Other, net                                             47,628               47,553               24,060             203,353
   Interest expense                                      (90,629)             (56,869)            (280,266)           (231,805)
   Depreciation and amortization expense                 (60,562)             (66,230)            (255,732)           (283,588)
   Loss on investment in related parties                       -                    -              (23,082)            (64,768)
   Gain on sale of property and equipment                      -                    -               54,963                   -
                                                  --------------       --------------       --------------       ------------

                                                        (103,563)             (75,546)            (480,057)           (376,808)
                                                  --------------       --------------       --------------       -------------

Net Income                                        $       58,706       $       60,004       $      366,585       $     388,401
                                                  ==============       ==============       ==============       =============


Net Income Per Common Share                       $          .03       $          .04       $         0.22       $        0.23
                                                  ==============       ==============       ==============       =============


Weighted Average Common
  Shares Outstanding                                   1,717,000            1,700,000            1,700,000           1,700,000
                                                  ==============       ==============       ==============       =============

The accompanying notes are an integral part of these supplemental consolidated financial statements.

                             BIO-AQUA SYSTEMS, INC.
          Supplemental Consolidated Statements of Stockholders' Equity

                                                  Class A            Class B            Additional
                                                   Common            Common               Paid-in
                                                    Stock             Stock               Capital
                                               --------------     -------------       -------------
Balance at December 31, 1996                   $        -         $      170          $      411,331

Net income                                              -                  -                       -

Translation adjustment                                  -                  -                       -
                                               ----------         ----------          --------------

Balance at December 31, 1997                            -                170                 411,331

Net income                                              -                  -                       -

Translation adjustment                                  -                  -                       -
                                               ----------         ----------          --------------

Balance at December 31, 1998                            -                170                 411,331

Issuance of common stock                                5                  -                  12,235

Net income (unaudited)                                  -                  -                       -

Translation adjustment (unaudited)                      -                  -                       -
                                               ----------         ----------          --------------

Balance at March 31, 1999 (unaudited)          $        5         $      170          $      423,566
                                               ==========         ==========          ==============

(RESTUBBED TABLE)

                                                                        Cumulative                Total
                                                  Retained              Translation           Stockholders'
                                                  Earnings              Adjustment               Equity
                                               -------------          -------------          -------------
Balance at December 31, 1996                   $    2,124,873          $    (403,628)        $    2,132,746

Net income                                            388,401                      -                388,401

Translation adjustment                                      -                310,626                310,626
                                               --------------          -------------         --------------

Balance at December 31, 1997                        2,513,274                (93,002)             2,831,773

Net income                                            366,585                      -                366,585

Translation adjustment                                      -                 34,846                 34,846
                                               --------------          -------------         --------------

Balance at December 31, 1998                        2,879,859                (58,156)             3,233,204

Issuance of common stock                                    -                      -                 12,240

Net income (unaudited)                                 58,706                      -                 58,706

Translation adjustment (unaudited)                          -                (52,252)               (52,252)
                                               --------------          -------------         --------------

Balance at March 31, 1999 (unaudited)          $    2,938,565          $    (110,408)        $    3,251,898
                                               ==============          =============         ==============

The accompanying notes are an integral part of these supplemental consolidated financial statements.

                             BIO-AQUA SYSTEMS, INC.

               Supplemental Consolidated Statements of Cash Flows



                                                           Three Months Ended                           Years Ended
                                                                 March 31,                              December 31,
                                                ----------------------------------------    ----------------------------------

                                                       1999                  1998                 1998                 1997
                                                -------------------     ----------------    ---------------      --------------
                                                    (Unaudited)           (Unaudited)
Cash Flows from Operating Activities:
   Net income                                      $      58,706        $      60,004        $     366,585       $      388,401
   Adjustments to reconcile net income
    to net cash (used in) provided by
    operating activities:
     Depreciation and amortization                        60,562               66,230              255,732              283,588
     Loss on investment in related party                       -                    -               23,082               64,768
     Gain on sale of property and
      equipment                                                -                    -              (54,963)                   -
     Translation adjustment                              (52,252)             229,988               34,846              310,626
     Changes in assets and liabilities:
       Decrease (increase) in:
         Accounts receivable                            (368,717)          (1,929,770)          (1,398,403)           1,322,729
         Other receivables                                69,082               46,720               (3,436)              59,354
         Inventory                                       119,884                8,392             (463,923)             749,054
         Income taxes receivable                         (49,818)               2,222               82,718                4,051
         Other current assets                           (668,337)            (277,011)            (434,047)             (62,278)
         Software development costs                     (100,604)             (34,683)            (154,612)            (331,974)
         Other assets                                     14,877              (45,437)              36,897               (6,392)
       Increase (decrease) in:
         Accounts payable                                400,503            2,165,953              696,726             (502,977)
         Accrued expenses and other
          current liabilities                            (52,499)            (133,149)              90,218           (1,868,164)
                                                   -------------        -------------        -------------       --------------


Net Cash (Used in) Provided by
  Operating Activities                                  (568,613)             159,459             (922,580)             410,786
                                                   -------------        -------------        -------------       --------------

Cash Flows from Investing Activities:
   Acquisition of property and equipment                  (7,684)              (8,519)            (195,761)             (28,618)
   Proceeds from sale of property
     and equipment                                             -                    -              431,919                    -
                                                   -------------        -------------        -------------       --------------

Net Cash Provided by (Used in)
  Investing Activities                                    (7,684)              (8,519)             236,158              (28,618)
                                                   -------------        -------------        -------------       --------------

The accompanying notes are an integral part of these supplemental consolidated financial statements.

                             BIO-AQUA SYSTEMS, INC.

                                                           Three Months Ended                           Years Ended
                                                                 March 31,                              December 31,
                                                ----------------------------------------    ----------------------------------

                                                       1999                  1998                 1998                 1997
                                                -------------------     ----------------    ---------------      --------------
                                                    (Unaudited)           (Unaudited)
Cash Flows from Financing Activities:
   Net proceeds of lines-of-credit                $      637,994        $     (83,276)       $     332,630       $       90,338
   Net proceeds from related parties                     (71,147)              24,506              250,672               54,328
   Proceeds of long-term debt                                  -                    -              236,161                    -
   Payments of long-term debt                            (79,710)             (96,672)             (25,720)            (500,666)
                                                  --------------        -------------        -------------       --------------

Net Cash Provided by (Used in)
 Financing Activities                                    487,137             (155,442)             793,743             (356,000)
                                                  --------------        -------------        -------------       --------------

(Decrease) Increase in Cash                              (89,160)              (4,502)             107,321               26,168

Cash - Beginning of Period                               136,489               29,168               29,168                3,000
                                                  --------------        -------------        -------------       --------------

Cash - End of Period                              $       47,329        $      24,666        $     136,489       $       29,168
                                                  ==============        =============        =============       ==============


Supplemental Disclosure of Cash
 Flow Information:
   Cash paid during the year for interest         $       81,491        $      51,027        $     280,266       $      231,805

Supplemental Disclosure of Non-Cash
 Financing Activities:
   Issuance of Class A common stock
    in connection with offering                           12,240                    -                    -                    -

The accompanying notes are an integral part of these supplemental consolidated financial statements.

                             BIO-AQUA SYSTEMS, INC.

             Notes to Supplemental Consolidated Financial Statements

               (Unaudited) With Respect to March 31, 1999 and 1998


NOTE 1  -  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

           Organization - Bio-Aqua Systems, Inc., (the "Company"), is a Florida corporation incorporated in March 1999 as a holding company to acquire Tepual, S.A., a Chilean corporation. Tepual, S.A. is in the business of researching and developing of production and control systems related to animal nutrition. The Company provides brokerage services and technical advice in the production of meals for feed for aqualculture, poultry and cattle farming. In addition, the Company researches poultry vaccines.

           Basis of Presentation - Subsequent to December 31, 1998, the Company entered into an agreement to acquire 99.9% of the issued and outstanding common stock of Tepual, S.A., in exchange for 1,700,000 shares of Class B common stock which will be effective as of the closing of the initial public offering of the Company's stock. (See
           Note 11 for more details.) In order to comply with Chilean law and the requirements of the Central Bank of Chile for foreign investments, two stock purchase agreements will be effectuated at the time of the closing of the initial public offering of the Company's stock whereby (i) Atik, S.A. ("Atik"), a Chilean corporation and Flagship Imports Corporation ("Flagship"), a Bahamian corporation shall purchase 1,699,900 shares of Class B common stock and, (ii) the Company shall purchase Atik and Flagship's 99.9% interest in Tepual, S.A. and Tepual, S.A. shall then become a majority owned (99.9%) subsidiary of the Company. The substance of this transaction is an exchange of shares between the Company and Atik and Flagship which is accounted for by the pooling of interests. Generally accepted accounting principles prescribe giving effect to a consummated business combination accounted for by the pooling of interests method in financial statements that do not include the date of consummation as if the business combination occurred at the beginning of the first period presented. Accordingly, the supplemental consolidated financial statements for all periods presented have been prepared assuming the acquisition by the Company took place on January 1, 1997, that the Company was incorporated on that date, and the exchange of shares was effectuated at that time. Because the Company was not formed until March 1999, historical and proforma financial statements are not included herein because the assets, liabilities, revenues and expenses and net income of Bio-Aqua Systems, Inc. are not material to the information presented. These financial statements will become the historical consolidated financial statements of the Company after financial statements covering the date of consummation of the business combination are issued.

                             BIO-AQUA SYSTEMS, INC.

NOTE 1  -  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
           (Continued)

           Functional Currency - The financial statements have been translated in accordance with the provisions set forth in Statement of Financial Accounting Standards No. 52, from Chilean pesos (the functional currency) into US dollars (the reporting currency). The exchange rate used at March 31, 1999, December 31, 1998 and 1997, respectively, was
           483.83 pesos to U.S. $1, 473.77 pesos to U.S. $1 and 439.18 pesos to U.S. $1. The weighted average exchange rate used in March 31, 1999 and 1998, December 31, 1998 and 1997 was 472.30 pesos to U.S. $1,
           452.88 pesos to U.S. $1, 465.98 pesos to U.S. $1 and 420.69 pesos to U.S. $1, respectively.

           Revenue Recognition - The Company earns revenues principally from the sale of different types of meals (fish, feather, and krill) used in the production of animal feed as well as its automatic fish meal processing control system. The Company also researches vaccines and other types of meals for its customers. In the case of meal sales, revenue is recognized at the point of sale of goods to its customers. Revenue associated with research services are recognized when the services are performed.

           Concentrations of Credit Risk - Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash and trade receivables. The Company places its cash with high credit quality financial institutions. A significant portion of the Company's sales are to several large customers and, as such, the Company is directly affected by the well-being of those customers. However, the credit risk associated with trade receivables is mitigated due to the Company's customer base and ongoing control procedures which monitor the credit worthiness of customers. Historically, the Company has not experienced losses on trade receivables. Therefore, no allowance for bad debts is deemed necessary. At March 31, 1999, December 31, 1998 and 1997, approximately 22%, 20% and 20%, respectively, of the Company's consolidated accounts receivable was attributable to one customer.

           Inventory - Inventory consists primarily of fish, feather, and krill meal and are stated at the lower of cost or market. Cost is determined using the weighted average method.

           Property and Equipment - Property and equipment are recorded at cost. Depreciation is provided on the straight-line method based on the estimated useful life of the asset ranging from three to ten years.

           Software Development Cost - In accordance with Statement of Financial Accounting Standards No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed," the Company capitalizes the direct costs and allocated overhead associated with the development of software products. Initial costs are charged to operations as research prior to the development of a detailed program design or a working model. Costs incurred subsequent to the product release, and research and development performed under contract are charged to operations.

                             BIO-AQUA SYSTEMS, INC.

NOTE 1  -  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
           (Continued)

           Capitalized costs are amortized over estimated total number of units to be sold on the straight-line basis. Unamortized costs are carried at the lower of book value or net realizable value.

           Income Taxes - In February 1992, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 109 ("SFAS 109"), Accounting for Income Taxes. Under the asset and liability method of SFAS 109, deferred tax assets and liabilities are recognized for the future income tax assets and liabilities are recognized for the future income tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

           Foreign Operations - As the Company operates almost exclusively outside of the United States, one must be aware of the potential for both economic and political change in the business environment, different than that of the United States. The success of the Company depends on the success of its foreign operations and a stable economic and political environment of those countries.

           Earnings Per Common Share - Earnings per common share are based on the weighted average number of shares outstanding of 1,700,000 for the periods ended March 31, 1999 and 1998 and the years ended December 31, 1998 and 1997, giving effect to common stock equivalents, none of which existed in the aforementioned periods.

           Recent Pronouncements - In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128 "Earnings per Share" and Statement of Financial Accounting Standards No. 129 "Disclosure of Information About Capital Structure" which are both effective for fiscal years beginning after December 15, 1997. SFAS No. 128 simplifies the current required calculation of earnings per share ("EPS") under APB No. 15, "Earnings per Share", by replacing the existing calculation of primary EPS with a basic EPS calculation. It requires a dual presentation for complex capital structures of basic and diluted EPS on the face of the income statement and requires a reconciliation of basic EPS factors to diluted EPS factors. SFAS No. 129 requires disclosure of the Company's capital structure. There was no material impact to the Company's EPS calculation or financial statement presentation and disclosure due to the adoption of SFAS No. 128 and SFAS No. 129.

                             BIO-AQUA SYSTEMS, INC.

NOTE 1  -  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
           (Continued)

           In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130 "Reporting Comprehensive Income" which is effective for fiscal years beginning after December 15, 1997. SFAS No. 130 establishes standards for the reporting and display of comprehensive income and its components in a full set of general purpose financial statements which requires the Company to (i) classify items of other comprehensive income by their nature in a financial statement and (ii) display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in-capital in the equity section of the balance sheet. There was no material impact to the Company's financial reporting or presentation due to the adoption of SFAS No. 130.

           Also in June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 131 "Disclosures About Segments of an Enterprise and Related Information" which is effective for fiscal years beginning after December 15, 1997. SFAS No. 131 supersedes SFAS No. 14, "Financial Reporting for Segments of a Business Enterprise", and amends SFAS No. 94, "Consolidation of All Majority-Owned Subsidiaries". SFAS No. 131 requires annual financial statements to disclose information about products and services, geographic areas, and major customers based on a management approach, along with interim reports. The management approach requires disclosing financial and descriptive information about an enterprise's reportable operating segments based on reporting information the way management organizes the segments for making business decisions and assessing performance. It also eliminates the requirement to disclose additional information about subsidiaries that were not consolidated. This new management approach may result in more information being disclosed than presently practiced and require new interim information not previously presented. There was no material impact to the Company's financial reporting or presentation due to the adoption of SFAS No. 131.

           In February 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 132 "Employers' Disclosures About Pensions and Other Postretirement Benefits - An Amendment of FASB Statements No. 87, 88, and 106" which is effective for fiscal years beginning after December 15, 1 997. SFAS No. 132 revises only the employers' disclosures about pension and other postretirement benefit plans; it does not change the measurement or recognition of such plans. Since the Company does not have such plans, there is no impact to the Company's financial reporting or presentation due to the adoption of SFAS No. 132.

           Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                             BIO-AQUA SYSTEMS, INC.

NOTE 1  -  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
           (Continued)

           Interim Financial Statements - The accompanying interim unaudited supplemental consolidated financial information has been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although management believes that the disclosures are adequate to make the information presented not misleading. In the opinion of management, all adjustments and eliminations consisting only of normal recurring adjustments, necessary to present fairly the supplemental consolidated financial position of the Company as of March 31, 1999 and the supplemental consolidated results of its operations and cash flows for the three months ended March 31, 1999 and 1998, have been included. The results of operations for such interim period are not necessarily indicative of the results for the full year.


NOTE 2  -  RELATED PARTY TRANSACTIONS

           During 1998 and 1997, the Company earned royalty income of approximately $9,000 and $57,000, respectively from an affiliated company. As of December 31, 1998 and 1997, $-0- and $123,186 were due from this affiliate.

           Also during 1998 and 1997, the Company made advances to other affiliated companies. As of March 31, 1999, December 31, 1998 and 1997, $71,147, $-0- and $127,486, respectively, were due from these affiliates.


NOTE 3  -  INCOME TAXES

           In Chile, the Company is subject to income taxes at a statutory rate of 15% of taxable income, as defined. For the period ended March 31, 1999 and the years ended December 31, 1998 and 1997, the Company had no taxable income due to various credits and incentives provided by the government of Chile. In addition, the Company made estimated income tax payments during those years and is due a refund.

                             BIO-AQUA SYSTEMS, INC.

NOTE 3  - INCOME TAXES (Continued)

          The following is a reconciliation of the statutory tax rates:

                                                                                              Years Ended
                                                                 Period Ended                 December 31,
                                                                   March 31,        ----------------------------
                                                                     1999                1998            1997
                                                               -----------------    -------------    -----------
                                                                 (Unaudited)
          Statutory tax rate                                           15%                15%              15%
          Credits and incentives from government                      (15)               (15)             (15)
                                                                   ------             ------           ------

          Effective tax rate                                            0%                 0%               0%
                                                                   ======             ======           ======

          As mentioned above, while the Company has incurred no income taxes for the period ended March 31, 1999 and the years ended December 31, 1998 and 1997, it has made monthly estimated tax payments in excess of the tax due which coupled with the aforementioned credits has yielded income tax recoverables.

          The Company was not liable for U.S. income taxes for the years ended December 31, 1998 and December 31, 1997, because all earnings were generated by the Chilean subsidiary and no earnings were repatriated to the Company for these reporting periods. Therefore, no deferred tax assets or liabilities are attributable to these years other than those reported by the subsidiary in its regional operations. A deferred tax liability was recognized at March 31, 1999, December 31, 1998 and 1997 for approximately $74,000, $74,000 and $80,000, respectively.

NOTE 4  -  OTHER CURRENT ASSETS

           Other current assets consist of the following:

                                                                                            December  31,
                                                             March 31,         ------------------------------------
                                                               1999                  1998                1997
                                                         ---------------       ---------------      ---------------
                                                           (Unaudited)
              Advances to vendors                         $  1,327,316         $     675,167        $    233,765
              Prepaid expenses                                  24,346                 8,158              10,112
              Other                                                  -                     -               5,401
                                                          ------------         -------------        ------------

                                                          $  1,351,662         $     683,325        $    249,278
                                                          ============         =============        ============


                             BIO-AQUA SYSTEMS, INC.

NOTE 4  -  OTHER CURRENT ASSETS  (Continued)

           Advances to vendors represent deposits for inventory acquisition and approximately $990,000 and $500,000 as of March 31, 1999 and December 31, 1998, respectively, advanced to a fishing vessel company (see
           Note 10).


NOTE 5  -  PROPERTY AND EQUIPMENT

           Property and equipment consists of the following:

                                                                                            December  31,
                                                             March 31,         ------------------------------------
                                                               1999                  1998                1997
                                                         ---------------       ---------------      ---------------
                                                           (Unaudited)
              Furniture and fixtures                      $    154,928         $     154,928       $     154,701
              Machinery and equipment                        1,516,196             1,508,512           1,503,316
              Buildings and improvements                       238,053               238,053             238,053
              Land                                              39,511                39,511             317,523
              Other                                             95,531                95,531              91,605
              Vehicles                                          94,446                94,446              94,446
                                                          ------------         -------------       -------------

                                                             2,318,665             2,130,981           2,399,644

              Less accumulated depreciation                 (1,206,867)           (1,146,305)         (1,006,041)
                                                          ------------         -------------       -------------

                                                          $    931,798         $     984,676       $   1,393,603
                                                          ============         =============       =============

              Depreciation expense was $60,562, $66,230, $227,732 and $283,588 for the three months ended March 31, 1999 and 1998 and the years ended December 31, 1998 and 1997, respectively.

              During 1998, the Company sold land with a cost basis of approximately $278,000.

                             BIO-AQUA SYSTEMS, INC.

NOTE 6  -  SOFTWARE DEVELOPMENT COSTS

                                                                                            December  31,
                                                             March 31,         ------------------------------------
                                                               1999                  1998                1997
                                                         ---------------       ---------------      ---------------
                                                           (Unaudited)
              Balance, beginning of period                $  1,217,759          $  1,091,147       $     759,173

              Current period:
                Total expenditures                             220,844               580,807             564,102
                Less research and
                 development expenses                         (120,240)             (426,195)           (232,128)
                                                          ------------          ------------       -------------

              Net capitalized costs                            100,604               154,612             331,974
                                                          ------------          ------------       -------------

              Total amortizable costs                        1,318,363             1,245,759           1,091,147
              Less current period's amortization                     -               (28,000)                  -
                                                          ------------          ------------       -------------

              Net capitalized software
               development costs                          $  1,318,363          $  1,217,759       $   1,091,147
                                                          ============          ============       =============

              In management's opinion, the net realizable value of future sales will exceed the carrying value of unamortized software development costs; therefore, no adjustment to carrying value is required.

              Research and development expenses are included in general and administrative expenses.

NOTE 7  - OBLIGATIONS WITH BANKS

              Obligations with banks consist of the following:

                                                                                            December  31,
                                                             March 31,         ------------------------------------
                                                               1999                  1998                1997
                                                         ---------------       ---------------      ---------------
                                                           (Unaudited)
              Lines-of-credit with monthly,
              semi-annual and annual maturity
              dates and interest rates ranging
              from 9% to 13.8% APR.; fully
              collateralized by a personal
              guarantee from a stockholder and
              certain assets of the Company.
              Currency: Chilean Pesos and UF              $   2,163,962          $  1,525,968        $  1,193,338
                                                          =============          ============        ============

                             BIO-AQUA SYSTEMS, INC.

              Long-term debt consists of the following:

                                                                                                December  31,
                                                                 March 31,         ------------------------------------
                                                                   1999                  1998                1997
                                                             ---------------       ---------------      ---------------
                                                               (Unaudited)
              Note payable to bank with maturity
              date in January 2005 and fully
              collateralized by a personal
              guarantee from a stockholder and
              certain assets of the Company,
              bearing interest at 13.7%. Currency:
              Chilean Pesos and UF $ 599,749 $
              637,416 $ 461,334

              Less:  Current portion                               (143,787)           (158,603)            (106,320)
                                                               ------------         -----------         ------------

                                                               $    455,962         $   478,813         $    355,014
                                                               ============         ===========         ============

              The note payable was refinanced in October 1998 increasing the debt by approximately $236,000.

              Interest rates on all of these loans are based on the Asociacion de Bancos y Entidades Financieras, (T.A.B.) rate, which represents a daily average of the interest paid by banks on its deposits. The rate is then adjusted upwards approximately 1.5% for the banks profit, and then an additional 1.0%-1.7% reflecting the individual risk of the bank on the individual loan. There are no covenants or restrictions imposed on the aforementioned obligations with any of the banks involved.

              The UF is an indexed unit of account expressed in pesos and adjusted according to inflation (CPI).

                             BIO-AQUA SYSTEMS, INC.

NOTE 7  - OBLIGATIONS WITH BANKS (Continued)

          Future maturities of long-term debt are as follows:

          Year Ending
          December 31,
          ------------

             1999                                                 $     158,603
             2000                                                        81,521
             2001                                                        88,594
             2002                                                        97,670
             2003                                                       102,947
             2004                                                       102,067
             Thereafter                                                   6,014
                                                                  -------------

                                                                  $     637,416
                                                                  =============


NOTE 8  -  NOTES PAYABLE

           Notes payable consist of various short-term loans bearing interest at rates ranging from 12% to 14% per annum. The notes are secured by approximately $274,000 of accounts receivable.



NOTE 9  -  ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

           Accrued expenses and other current liabilities consist of the following:

                                                                                                December  31,
                                                                 March 31,         ------------------------------------
                                                                   1999                  1998                1997
                                                             ---------------       ---------------      ---------------
                                                               (Unaudited)
              Salaries and employee related payables           $     83,050         $    120,925          $    105,155
              Sales and other taxes payable                          91,635               87,367               195,248
              Deferred taxes                                         73,932               73,932                79,755
              Other                                                  98,522              117,414                19,678
                                                               ------------         ------------          ------------

                                                               $    347,139         $    399,638          $    399,836
                                                               ============         ============          ============

                                      F-18

                             BIO-AQUA SYSTEMS, INC.

NOTE 10 - COMMITMENTS AND CONTINGENCIES

          Operating Leases - The Company leases various offices in Santiago, Chile pursuant to operating leases. Monthly rental payments were approximately $3,000 during 1998 and 1997. Rent expense for the three months ended March 31, 1999 and 1998 and the years ended December 31, 1998 and 1997 totaled approximately $47,000, $17,666, $73,000 and
          $119,000, respectively.

          Future minimum rental payments under the lease are as follows:

                 Year Ending                               Annual
                 December 31,                             Payments
                 ------------                         ----------------

                     1999                             $        144,648
                     2000                                       17,484
                                                      ----------------

                                                      $        162,132
                                                      ================


          Commercial Agreement - During 1998, the Company entered into an agreement with Kelor Trading Ltd. ("Kelor") a fishing vessel company, for the exclusive rights to Kelor's krill products. Pursuant to the agreement, the Company has committed to advance Kelor up to $2,000,000 for its exploration. In return, Kelor agrees to pay the Company the following; (i) a 3% commission of sales, (ii) $20 per ton of krill meal sold and (iii) 5% of krill oil produced on board by the Company's technological package.

          As of March 31, 1999 and December 31, 1998, the Company advanced approximately $990,000 and $500,000, respectively, to Kelor which is included in other current assets on the accompanying 1999 and 1998 supplemental consolidated balance sheets. This agreement is due within 18 months with interest at a rate of 13.5%.


NOTE 11 - OTHER MATTERS

          The Company signed a letter of intent with an underwriter to offer 1,400,000 shares of Class A common stock and 1,400,000 redeemable common stock purchase warrants to the public in an initial public offering, being made on a firm commitment basis. Each of the warrants entitles the registered holder to purchase one share of Class A common stock. Total anticipated funds being raised will be approximately $6,200,000. The net proceeds will be used for the continued development of the Company.

                             BIO-AQUA SYSTEMS, INC.

NOTE 12 - YEAR 2000 ISSUE

          Computer programs used by businesses worldwide were written using two digits rather than four digits to define the applicable year. Accordingly, these programs recognize the dates "00" and "01" as the years 1900 and 1901 rather than the years 2000 and 2001. The Company recognizes the need to ensure its operations will not be adversely impacted by year 2000 computer program failures arising from program processes and calculations misinterpreting the year 2000 date. The Company has evaluated its financial and operational systems to determine the impact the year 2000 issue will have on its operations. The Company also plans to communicate with its significant suppliers, dealers, financial institutions, and others with which it conducts business to determine the extent the Company may be impacted by third parties' failure to address the year 2000 issue. Although the Company plans to be year 2000 compliant prior to December 31, 1999 and expects no material impact to the Company's operations, there can be no assurance that the failure of the Company or such third parties to successfully address their respective year 2000 issues will not have a material adverse effect on the Company's business, financial condition, cash flows, and result of operations.


NOTE 13 - INDUSTRY SEGMENT AND OPERATIONS BY GEOGRAPHIC AREAS

          The Company operates predominantly in one industry segment - that being the production, research; and development of animal nutrition and related products. During 1998 and 1997, sales to the top five customers amounted to approximately 65% and 52%, respectively, of total sales.

          Operations outside Chile are worldwide, but primarily in South America, United States, Asia, Europe and Australia. No single country or geographic region is significant to the overall operations of the Company.


NOTE 14 - SUBSEQUENT EVENT

          Bridge Loan - Subsequent to March 31, 1999, the Company entered into a bridge loan in the amount of $150,000 with investors which was used for short-term operations. This loan is evidenced by a promissory note bearing an interest rate of 8% per year. The Company is obligated to repay this note the earlier of (i) the closing date of the aforementioned initial public offering, or (ii) January 1, 2001. As additional consideration, the investors received 35,294 shares of Class A common stock.

                             BIO-AQUA SYSTEMS, INC.

          Rental and Consulting Agreement - In 1999, the Company entered into an agreement with an affiliate of one of the Company's directors to perform certain services including acting as the U.S. liaison, rental of office space and certain financial, advisory and consulting services, at an annual payment of $30,000.

          Employment Agreements - In 1999, the Company will enter into a three year employment agreement with the Company's President and Chief Financial Officer. Pursuant to the terms and conditions of the employment agreements, the President shall receive an initial annual base salary of $200,000 and the Chief Financial Officer shall receive an initial annual base salary of $100,000. In addition to the base salaries, they are entitled to receive various incentives and other compensation amounting up to $100,000 and $50,000 for the President and Chief Financial Officer, respectively.

          Stock Option Plan - Subsequent to year end, the Board of Directors of the Company and a majority of the Company's shareholders adopted a Stock Option Plan (the "Plan"). The Company will reserve a small amount of shares (not yet determined) of Class A common stock for issuance under this Plan. No options have been issued under the Plan.

No dealer, salesman or any other person has been authorized to give any                             Bio-Aqua Systems, Inc.
information or to make any representations not contained in this Prospectus, and, if given or made, such informa tion or representation must not be relied upon as having been authorized by Bio-Aqua Systems, Inc. or any Underwriter.
Neither the delivery of this Prospectus nor any sale made hereunder shall, in any circumstances, create an implication that there has been no change in the affairs of Bio-Aqua Systems, Inc. or that information contained herein is
correct as of any date subsequent to the date hereof. This Prospectus does not                        1,400,000 SHARES OF
constitute an offer to sell or a solicitation of an offer to buy any securities                      CLASS A COMMON STOCK
offered hereby by anyone in any jurisdiction in which such offer or solicitation
is not authorized or in which the person making such offer or solicitation is                        1,400,000 REDEEMABLE
not qualified to do so or to any person to whom it is unlawful to make such                              COMMON STOCK
offer or solicitation.                                                                                 PURCHASE WARRANTS

                --------------------                                                                   ----------------

                  TABLE OF CONTENTS
                                                 Page
                                                 ----
Prospectus Summary..........................      __
Risk Factors................................      __
Use of Proceeds ............................      __
Dividend Policy.............................      __
Dilution....................................      __
Capitalization..............................      __
Exchange Rates..............................      __
Selected Financial Data.....................      __
Management's Discussion and
  Analysis of Financial Condition                                                                      ----------------
  Results of  Operations....................      __
Business....................................      __                                                      PROSPECTUS
Management..................................      __
Certain Relationships and Related                                                                      ----------------
  Transactions..............................      __
Bridge Financing............................      __
Principal Shareholders......................      __
Description of Securities...................      __
Shares Eligible for
  Future Sale...............................      __                                                 EMERSON BENNETT &
UNDERWRITING................................      __                                                  ASSOCIATES, INC
Legal Matters...............................      __
Experts ....................................      __
Additional Information......................      __
Index to Financial
  Statements................................     F-1

                --------------------

         Until _________, 199___ (25 days after the date of this Prospectus), all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a Prospectus. This delivery requirement is in addition to the obligations of dealers to deliver a Prospectus when acting as underwriters and with respect to their unsold al lotments or subscriptions.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors and Officers.

         The Florida Business Corporation Act ("Corporation Act") permits the indemnification of directors, employees, officers and agents of Florida corporation. Our Articles of Incorporation and Bylaws provides that we shall indemnify to the fullest extent permitted by the Corporation Act any person whom it may indemnify thereunder.

         The provisions of Florida law that authorize indemnification do not eliminate the duty of care of a director, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available. In addition, each director will continue to be subject to liability for (a) violations of criminal laws, unless the director has reasonable cause to believe that his or her conduct was lawful or had no reasonable cause to believe his conduct was unlawful, (b) deriving an improper personal benefit from a transaction, (c) voting for or assenting to an unlawful distribution and (d) willful misconduct or conscious disregard for our best interests in a proceeding by or in our right to procure a judgment in its favor or in a proceeding by or in the right of a shareholder. The statute does not affect a director's responsibilities under any other law, such as the federal securities laws.

         The effect of the foregoing is to require us to indemnify our officers and directors for any claim arising against such persons in their official capacities if such person acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

         Pursuant to the terms of the Underwriting Agreement, our directors and officers also are indemnified against certain civil liabilities that they may incur under the Act.

         Insofar as indemnification for liabilities arising under the Act, may be permitted to our directors, officers or persons controlling Bio-Aqua pursuant to the foregoing provisions, we have been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 25.  Other Expenses of Issuance and Distribution.

         The following table sets forth the expenses (other than underwriting discounts expected to be incurred in connection with the Offering described in this Registration Statement. All amounts are estimated except the Registration Fee, NASD Fee and the underwriters' non-accountable expense allowance.

Securities and Exchange Commission/Registration fee and other documents*.............................      $ 5,400
NASD filing fee*.....................................................................................
NASDAQ filing fee*...................................................................................
Printing and engraving expenses*.....................................................................
Accounting fees and expenses*........................................................................
Legal fees and expenses*.............................................................................
Blue Sky fees and expenses*..........................................................................
Representative's non-accountable expense allowance...................................................
Transfer Agent fees and expenses ....................................................................
Miscellaneous .......................................................................................
                                                                                                            ______
Total    ............................................................................................      $
*Estimated

All of the above expenses of this Offering will be paid by the Company.

Item 26.  Recent Sales of Unregistered Securities.

         On March 18, 1999, we issued 100 shares of Class B Common Stock to Mr. Rutman, the President, Chief Executive Officer and Chairman of the Board of Bio-Aqua and Flagship for par value, as promotional shares. The issuance of the shares of Class B Common Stock were exempt from registration pursuant to Section 4(2) of the Act.

         Between April and May 1999, unrelated, accredited investors loaned us $150,000 (at an interest rate of 8% per year). As consideration for this loan, the investors received an aggregate of 35,294 shares of Class A Common Stock. These investors had access to, or were otherwise provided with, information, including financial, concerning Bio-Aqua. On March 18, 1999, we issued 51,000 shares of Class A Common Stock to David Mayer at the formation of Bio-Aqua Systems, Inc. Accordingly, the issuance of the shares of Class A Common Stock were exempt from registration pursuant to Section 4(2) of the Act.

         As of the Effective Date, Flagship, that is wholly-owned and controlled by Mr. Rutman and Atik, that is owned by Paulina and Andrea Rutman, daughters of Max Rutman, will purchase 1,699,900 shares of Class B Common Stock for $3,540,290. The shareholders of Flagship and Atik were provided with, or otherwise had access to, information, including financial, concerning Bio-Aqua. Accordingly, the issuances of the shares of Class B Common Stock to Flagship and Atik will be exempt from registration pursuant to Section 4(2) of the Act.

Item 27.  Exhibits.

Exhibit No.       Description of Exhibit
-----------       ----------------------
1.1               Form of Underwriting Agreement(2)
1.2               Form of Agreement Among Underwriters(1)
1.3               Form of Selling Group Agreement(1)
1.3(a)            Selected Dealers Agreement(1)

                                      II-2

2.1               Stock Purchase Agreement between Flagship Import Export Corporation and Bio-
                  Aqua for the purchase of Class B Common Stock(2)
2.2               Stock Purchase Agreement between Bio-Aqua and Flagship Import
                  Export Corporation for the purchase of shares of Tepual S.A.(2)
2.3               Stock Purchase Agreement between Atik, S.A. and Bio-Aqua for the purchase of
                  Class B Common Stock (2)
2.4               Stock Purchase Agreement between Bio-Aqua and Atik, S.A. for the purchase of shares of Tepual S.A.(2)
2.5               Asset Purchase Agreement between Profeed, Inc. and Bio-Aqua for the purchase of the Tepual(TM)and Inual(TM)brands.(2)
3.1               Bio-Aqua's Articles of Incorporation(2)
3.2               Bio-Aqua's Bylaws(2)
4.1               Form of Warrant Agreement together with the form of Warrant Certificate(1)
4.2               Form of Representative's Warrant Agreement together with the form of
                  Representative's Purchase Warrant Certificate(1)
4.2(a)            Form of Registration Rights Agreement(1)
5.1               Opinion of Atlas, Pearlman, Trop & Borkson, P.A.(2)
10.1              Stock Option Plan(2)
10.2              Association Agreement between Tepual S.A. and Centro de Estudios Cientificos de Santiago and Implementation Agreement(2)
10.3              Agreement between Tepual S.A., Centro de Estudios Cientificos de Santiago and
                  R-Biopharm(2)
10.4              Agreement Between Inual S.A. and R-Biopharm(2)
10.5              Distribution Agreement between Inual S.A. and R-Biopharm(2)
10.6              License Agreement between Tepual S.A. and Biosur S.A.C.(2)
10.7              Marketing Agreement between Tepual S.A. and Biosur S.A.(2)
10.8              Commercial Agreement between Tepual S.A. and Kelor Trading Ltd.(2)
10.9              Form of Bridge Loan Documents(2)
10.10             Form of Employment Agreement between Tepual S.A. and Max Rutman(2)
10.11             Form of Employment Agreement between Tepual S.A. and Guillermo Quiroz(2)
10.12             Recognition of Bank Notes(1)
21                Subsidiaries of Registrant(2)
23.1              Consent of Atlas, Pearlman, Trop & Borkson, P.A. (to be included in its opinion filed as Exhibit 5.1)(2)
23.2              Consent of Spear, Safer, Harmon & Co. P.C.(2)
27                Financial Data Schedule(2)
99.1              Jeannette Cherit Independent Fairness Opinion for the Valuation of Inual(TM)and
                  Tepual(TM)Brands and Trademarks(2)
99.2              Grant Thornton International Independent Fairness Opinion for the Valuation of
                  Inual(TM)and Tepual(TM)Brands and Trademarks(2)
99.3              U.S. Patent Application for PSP Red Tide Detection Kit(2)
99.4              U.S. Patent Application for Red Tide Cleansing System(2)

                                      II-3

99.5              Consent of Guillermo Quiroz(2)
99.6              Consent of Nestor Lagos(2)
99.7              Consent of Sergio Vivanco(2)

--------------------
(1)      To be filed by amendment
(2)      Filed herewith

Item 28.  Undertakings.

         The undersigned registrant hereby undertakes that:

                  it will file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                  (i) include any prospectus required by section 10(a)(3) of the Act;

                  (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and

                  (iii) include any additional or changed material information on the plan of distribution;

                  (iv) for determining liability under the Act, it will treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering.

                  (v) it will file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the Offering.

                  (vi) it will provide to the Underwriter at the closing of this Offering certificates in such denominations and registered in such names as required by the Underwriter to permit prompt delivery to each purchaser.

         (b) Insofar as indemnification for liability arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (c) The undersigned registrant hereby undertakes that:

                  (i For determining any liability under the Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be part of this registration statement as of the time it was declared effective.

                  (ii For the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide Offering thereof.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing the Registration Statement on Form SB-2 and authorizes this Registration Statement to be signed on its behalf by the undersigned, in the City of Ft. Lauderdale, State of Florida, on this 28 day of June, 1999.

                                                     Bio-Aqua Systems, Inc.



                                                     By: /s/ Max Rutman
                                                     --------------------------
                                                     President and
                                                     Chief Executive Officer

         In accordance with the requirements of the Securities Act of 1933, this Amendment to the Registration Statement was signed by the following persons in the capacities and on the dates stated.

         Signatures                     Title                                         Date
         ----------                     -----                                         ----
/s/Max Rutman                           President and Chief                      June 28, 1999
   ----------
   Max Rutman                           Executive Officer and
                                        Director (Principal
                                        Executive Officer)

/s/Guillermo Quiroz                     Chief Financial Officer                  June 28, 1999
   ----------------
   Guillermo Quiroz                     (Principal Financial and
                                        Accounting Officer)
                                        and Director

/s/Nestor Lagos                         Director                                 June 28, 1999
   ------------
   Nestor Lagos

/s/Sergio Vivanco                       Director                                 June 28, 1999
   --------------
   Sergio Vivanco

/s/David Mayer                          Director                                 June 28, 1999
   -----------
   David Mayer

                                      II-6